    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1998

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                EQUITY INNS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TENNESSEE                                    62-1550848
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                           4735 SPOTTSWOOD, SUITE 102
                            MEMPHIS, TENNESSEE 38117
                                 (901) 761-9651
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             PHILLIP H. MCNEILL, SR.
                                EQUITY INNS, INC.
                           4735 SPOTTSWOOD, SUITE 102
                            MEMPHIS, TENNESSEE 38117
                                 (901) 761-9651
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              DAVID C. WRIGHT, ESQ.
                                HUNTON & WILLIAMS
                                RIVERFRONT PLAZA
                              951 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 788-8200


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

------------------------------------------------------------------------------------------------------------------------------

                                                                                            PROPOSED
                                                                   PROPOSED                 MAXIMUM
  TITLE OF EACH CLASS OF                AGGREGATE                   MAXIMUM                AGGREGATE              AMOUNT OF
     SECURITIES TO BE                  AMOUNT TO BE             OFFERING PRICE              OFFERING            REGISTRATION
        REGISTERED                      REGISTERED              PER UNIT(1)(2)              PRICE(1)               FEE(2)
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
  $.01 PAR VALUE                        547,756                  $15.87                 $8,692,888             $2,634
------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee.
(2) The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on March 9, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement become effective. This prospectus shall not constitute an offer to sell or the solitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED MARCH 11, 1998

                                 547,756 SHARES
                                EQUITY INNS, INC.
                                  COMMON STOCK

         This Prospectus relates to (i) the possible issuance by Equity Inns, Inc. (the "Company") of up to 547,756 shares (the "Redemption Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company if, and to the extent that, current holders of 547,756 units of limited partnership interest ("Units") in Equity Inns Partnership, L.P. (the "Partnership"), of which a wholly-owned subsidiary of the Company is the sole general partner and currently owns an approximately 95.1% interest, tender such Units for redemption and the Company elects to redeem the Units for shares of Common Stock, and (ii) the offer and sale from time to time of any Redemption Shares that may be issued to persons who may be affiliates of the Company (the "Selling Shareholders") by such persons (such subset of the Redemption Shares, the "Secondary Shares"). The Partnership has issued 547,756 Units in connection with the acquisition of hotel properties following the Company's initial public offering (other than Units issued to the Company), which Units are redeemable on a one-for-one basis for shares of Common Stock, and may issue additional Units from time to time in the future in connection with the acquisition of additional hotel properties. The Company is registering the Redemption Shares to provide the holders of Units, upon redemption, with freely tradeable shares of Common Stock. The registration of the Redemption Shares does not necessarily mean that any of such shares will be issued by the Company or be offered or sold by the holders thereof. See "The Company" and "Plan of Distribution."

         The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "ENN." To ensure that the Company maintains its qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, the Company's Charter limits the number of shares of Common Stock that may be owned by any single person or affiliated group to 9.9% of the outstanding Common Stock and restricts the transferability of shares of Common Stock if the purported transfer would prevent the Company from qualifying as a REIT. See "Risk Factors -- Limitation on Acquisition and Change in Control" and "Description of Capital Stock -- Charter and Bylaw Provisions."

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE COMMON STOCK.

                              --------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         The Selling Shareholders from time to time may offer and sell the Secondary Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares to be made directly or through agents.

         The Company will not receive any cash proceeds from the issuance of the Redemption Shares or the sale of any Secondary Shares by the Selling Shareholders but has agreed to bear certain expenses of registration of the issuance of the Redemption Shares and the sale of the Secondary Shares under federal and state securities laws. The Company will acquire Units in exchange for any Redemption Shares that the Company may issue to Unit holders pursuant to this Prospectus.

         The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

                The date of this Prospectus is ________ __, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. The Common Stock is listed on the NYSE and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained in this Prospectus concerning the provisions of any document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 0-23290) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (iii) the Company's Current Reports on Form 8-K dated May 14, 1997, May 22, 1997, June 24, 1997, July 11, 1997, September 22, 1997, October 23, 1997, December 10, 1997, January 20, 1998 and February 12, 1998 and the Company's amended Current Report on Form 8-K/A dated July 11, 1997; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on August 19, 1996. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Equity Inns, Inc., 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, Attention: Howard A. Silver, Corporate Secretary, telephone number (901) 761-9651.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed descriptions and the financial information and statements appearing elsewhere and incorporated by reference in this Prospectus. As used herein, the term "Company" includes Equity Inns, Inc., Equity Inns Trust and Equity Inns Partnership, L.P., unless the context indicates otherwise.

         Certain matters discussed in this Prospectus and the information incorporated by reference herein may constitute forward-looking statements for purposes of the Securities Act and the Exchange Act and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the caption "Risk Factors" in this Prospectus.



                                   THE COMPANY

         The Company is a self-administered REIT that currently owns 89 hotels (the "Current Hotels") with an aggregate of 10,778 rooms located in 30 states and has one hotel under development. The Current Hotels operate as Hampton Inn(R) hotels (57), AmeriSuites(R) hotels (10), Residence Inn(R) hotels (9), Homewood Suites(R) hotels (5), Holiday Inn(R) hotels (4), Comfort Inn(R) hotels
(3), and one Holiday Inn Express(R) hotel. The Company has entered into agreements to acquire two hotels with an aggregate of 411 rooms in two states (the "Acquisition Hotels"). The Current Hotels and the Acquisition Hotels are herein referred to collectively as the "Hotels").

         In order to qualify as a REIT, neither the Company nor the Partnership can operate hotels. Therefore, the Partnership leases 79 of the Current Hotels to subsidiaries (collectively, the "Interstate Lessee") of Interstate Hotels Company ("Interstate"), and its ten AmeriSuites brand Current Hotels to Caldwell Holding Company (the "Prime Lessee"), a subsidiary of Prime Hospitality Corp. ("Prime"), pursuant to leases ("Percentage Leases") that provide for annual rent equal to the greater of (i) a fixed annual base rent ("Base Rent") or (ii) percentage rent based on the revenues of the hotels ("Percentage Rent").

         The Company is a Tennessee corporation which has elected to be taxed as a REIT for federal income tax purposes. The Company's Charter currently limits aggregate indebtedness to 45% of the Company's investment in hotel properties, at its cost. The Company's executive offices are located at 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, and its telephone number is (901) 761-9651.

                                  RISK FACTORS

         Prospective investors and Unit holders should carefully consider the matters discussed under "Risk Factors" before making an investment decision regarding the shares of Common Stock offered hereby.

                            TAX STATUS OF THE COMPANY

         The Company elected to be taxed as a REIT under Section 856 through 860 of the Code commencing with its taxable year ended December 31, 1994. As a REIT, the Company generally is not subject to federal income tax on the taxable income that it distributes to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Failure to qualify as a REIT will render the Company subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the shareholders in any such year would not be deductible by the Company. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Charter imposes certain restrictions on the transfer of shares of Common Stock. The Company has adopted the calendar year as its taxable year. See "Description of Capital Stock" and "Federal Income Tax Considerations."

                            SECURITIES TO BE OFFERED

         This Prospectus relates to (i) the possible issuance by the Company of up to 547,756 Redemption Shares if, and to the extent that, current holders of the Units tender such Units for redemption and the Company elects to redeem the Units for Common Stock and (ii) the offer and sale from time to time of any Redemption Shares that may be issued to persons who may be affiliates of the Company (the "Selling Shareholders") by such persons. (Redemption Shares held by persons who may be affiliates of the Company are referred to herein as the "Secondary Shares.") All of the Redemption Shares are being registered by the Company.

         The Partnership issued a total of 547,756 Units in connection with the acquisition of certain of the Current Hotels. The holders of the Units are all limited partners of the Partnership (the "Limited Partners"). The Partnership intends to consider the issuance of Units to sellers of hotel properties in connection with future acquisitions of hotel properties.

         Pursuant to the terms of the agreement of limited partnership of the Partnership (the "Partnership Agreement"), upon notice to the Partnership, each of the 547,756 Units issued to the Limited Partners may be tendered by its holder to the Partnership for redemption. Each Unit may be redeemed by the Company, at the Company's sole option, in exchange for one share of Common Stock or for cash equal to the fair market value of one share of Common Stock at the time of redemption (subject to certain adjustments). In addition, the Company has, in its sole discretion, the right to elect to acquire directly any Units tendered to the Partnership for redemption, rather than causing the Partnership to redeem such Units. The Company anticipates that it generally will elect to acquire directly Units tendered for redemption and that the Company will issue Redemption Shares pursuant to this Prospectus in exchange therefor rather than paying cash. As a result, the Company may from time to time issue up to 547,756 Redemption Shares upon the acquisition of Units tendered for redemption. With each such redemption, the Company's interest in the Partnership, including interests owned through the Trust, will increase.

         The Company will not receive any cash proceeds from the issuance of any Redemption Shares or the sale of any Secondary Shares but will acquire Units tendered for redemption for which it elects to issue Redemption Shares. Any such Units acquired by the Company will be contributed to the Trust. The Company is registering the Redemption Shares to provide the holders thereof with freely tradeable securities. The registration of such shares does not necessarily mean that any of such shares will be issued by the Company or offered or sold by the Selling Shareholders.

                                  RISK FACTORS

         Prospective investors and Unit holders should carefully consider the following information in conjunction with the other information contained in this Prospectus before making an investment decision regarding the Common Stock offered hereby.

SPECIAL CONSIDERATIONS APPLICABLE TO REDEEMING UNIT HOLDERS

         Tax Consequences of Redemption of Units. The exercise by a Limited Partner of his right to require the redemption of his Units will be treated for tax purposes as a sale of the Units by the Limited Partner. Such a sale will be fully taxable to the redeeming Limited Partner, and such redeeming Limited Partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Stock received in the redemption plus the amount of any Partnership liabilities allocable to the redeemed Units at the time of the redemption. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of the Redemption Shares received upon such disposition.
See "Redemption of Units--Tax Consequences of Redemption."

         Potential Change in Investment Upon Redemption of Units. If a Limited Partner exercises the right to require the redemption of his Units, such Limited Partner may receive, at the Company's sole option, either cash or shares of Common Stock of the Company in exchange for the Units. If the Limited Partner receives cash, the Limited Partner will no longer have any interest in the Company, will not benefit from any subsequent increases in share price and will not receive any future distributions from the Company (unless the Limited Partner currently owns or acquires in the future additional shares of Common Stock or Units). If the Limited Partner receives shares of Common Stock, the Limited Partner will become a shareholder of the Company rather than remain a holder of Units in the Partnership. See "Redemption of Units--Comparison of Ownership of Units and Shares of Common Stock."

EFFECT ON SHARE PRICE OF SHARES AVAILABLE FOR FUTURE SALE

         Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market prices for such shares. Pursuant to this Prospectus or otherwise, a total of 547,756 shares of Common Stock issuable upon redemption of Units will be eligible to be sold in the public market. See "Plan of Distribution." In addition, 600,000 shares of Common Stock of the Company have been previously reserved for issuance pursuant to the Company's grant of options under its 1994 Stock Incentive Plan (the "1994 Plan"). The Company has granted options for an aggregate of 600,000 shares under the 1994 Plan, 90,000 of which have been exercised to date. The outstanding options vest at the rate of 20% per year over five years. The Company has reserved for issuance to its directors who are not employees or officers of the Company (the "Independent Directors") an aggregate of 100,000 shares of Common Stock for grants of restricted stock and stock options under the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each Independent Director receives an option to purchase 1,000 shares annually beginning in 1995. The Company also has issued an aggregate of 15,000 shares to the Independent Directors, which shares vest as to each Independent Director over five years at the rate of 1,000 shares per year beginning in 1994. Upon exercise of options granted under the 1994 Plan and the Directors' Plan, these shares will be available for sale in the public markets from time to time pursuant to exemptions from registration requirements or upon registration. No prediction can be made about the effect that future sales of shares of Common Stock will have on the market price of the Common Stock.

COMMON STOCK PRICE FLUCTUATIONS AND TRADING VOLUME

         A number of factors may adversely influence the price of the Company's Common Stock in public markets, many of which are beyond the control of the Company. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead purchasers of shares of Common Stock to demand a higher annual distribution rate on the price paid for shares from distributions by the Company, which could adversely affect the market price of the shares of Common Stock. Although the Company's Common Stock is traded on the NYSE, the daily trading volume of REITs in general and the Company's shares in particular may be lower than the trading volume of certain other industries. As a result, investors in the Company who desire to liquidate substantial holdings at a single point in time may find that they are unable to dispose of such shares in the market without causing a substantial decline in the market value of such shares.

COMPANY'S RELIANCE UPON ITS LESSEES

         In order for the Company to continue to qualify as a REIT, the Company cannot operate any hotel or participate in the decisions affecting the daily operations of any hotel. The Interstate Lessee leases 79 of the Current Hotels and the Prime Lessee leases the ten AmeriSuites brand Current Hotels. The Company's lessees control the daily operations of the Company's hotels. The Company does not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel. Even if the Company's management believes the Hotels are being operated inefficiently or in a manner that does not result in an appropriate level of Percentage Rent payments to the Company under the Percentage Leases, the Company may not require a change to the method of operation. The Company is dependent on lease payments from its lessees for substantially all of its revenues.

DEBT LIMITATION

         The Company intends to continue to pursue a growth strategy which includes acquiring hotel properties. There is a risk that the Company will not have access to sufficient equity capital to pursue its acquisition strategy. Since, in order to qualify as a REIT, the Company generally must distribute at least 95% of its taxable income annually and thus cannot retain earnings and the Company's Charter currently limits aggregate indebtedness to 45% of the Company's investment in hotel properties, at its cost, the Company's ability to continue to make acquisitions will depend primarily on its ability to obtain additional private or public equity financing. There can be no assurance that such financing will be available. See "Federal Income Tax Considerations--Requirements for Qualification--Distribution Requirements."

DEVELOPMENT RISKS

         As part of its growth strategy, the Company intends to develop additional hotels. Development involves substantial risks, including the risk that development costs will exceed budgeted or contracted amounts, the risk of delays in completion of construction, the risk of failing to obtain all necessary zoning and construction permits, the risk that financing might not be available on favorable terms, the risk that developed properties will not achieve desired revenue levels once opened, the risk of competition for suitable development sites from competitors that may have greater financial resources than the Company and the risks of incurring substantial costs in the event a development project must be abandoned prior to completion. Although the Company intends to manage development to minimize such risks, there can be no assurance that present or future developments will perform in accordance with the Company's expectations.

RISK THAT POTENTIAL TRANSACTIONS WILL NOT CLOSE

         The Company has entered into agreements to acquire the Acquisition Hotels; however, the agreements contain customary and other closing conditions, and the closing of the purchase of the Acquisition Hotels is not scheduled to occur until after the consummation of the Offering. There can be no assurance that the Company will complete the acquisition of the Acquisition Hotels.

HOTEL INDUSTRY RISKS

  Operating Risks

         The Hotels are subject to all operating risks common to the hotel industry. These risks include, among other things. competition from other hotels: over-building in the hotel industry, which could adversely affect occupancy and revenues; increases in operating costs due to inflation and other factors, which increases have not been, and may not be, offset by increased room rates; dependence on business and commercial travelers and tourism; increases in energy costs and other expenses affecting travel; and adverse effects of general and local economic conditions. These factors could adversely affect the Interstate Lessee's or the Prime Lessee's ability to make lease payments and therefore the Company's ability to make expected distributions to its shareholders. Further, decreases in room revenues of the Hotels would result in decreased revenues to the Company under the Percentage Leases and, therefore, decreased amounts available for distribution to the Company's shareholders.

  Competition

         Competition for Guests; Operations. The hotel industry is highly competitive. The Hotels compete with other hotel properties in their geographic markets. Many of the Company's competitors have substantially greater marketing and financial resources than the Company and its lessees.

         Competition for Acquisitions. The Company competes for acquisitions with entities that have substantially greater financial resources than the Company. These entities generally may be able to accept more risk than the Company can manage prudently. Competition generally may reduce the number of suitable investment opportunities offered to the Company and may increase the bargaining power of property owners seeking to sell. Further, the Company believes that competition from entities organized for purposes substantially similar to the Company's objectives has increased and will increase significantly in the future.

  Seasonality of Hotel Industry

         The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in the Company's lease revenues. Quarterly earnings may be adversely affected by factors beyond the Company's control, including poor weather conditions and economic factors. The Company may be required to enter into short-term borrowing in the first and fourth in order to offset such fluctuations in revenues and to fund the Company's anticipated obligations, including distributions to its shareholders.

  Investment Concentration in Certain Segments of Single Industry

         The Company's current investment strategy is to acquire interests in limited service and extended stay hotel properties. Therefore, a downturn in the hotel industry, in general, or an increased supply of new hotel rooms in the limited service and extended stay segments, in particular, will have a material adverse effect on the Company's lease revenue and amounts available for distribution to its shareholders.

  Emphasis on Hampton Inn Hotels

         Because 57 of the Current Hotels are operated as Hampton Inn hotels, the Company is subject to risks inherent in concentrating investments in a single franchise brand, such as a reduction in business following adverse publicity related to the brand, which could have an adverse effect on the Company's lease revenues and amounts available for distribution to its shareholders.

  Capital Expenditures

         The Hotels have an ongoing need for renovations and other capital improvements, including periodic replacement of furniture, fixtures and equipment. The additional cost of such capital improvements could have an adverse effect on the Company's financial condition. In addition, the Hotels may require significant renovation in the future. Such renovations involve certain risks, including the possibility of environmental problems, construction cost overruns and delays, the possibility that the Company will not have available cash to fund renovations or that financing for renovations will not be available on favorable terms, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from hotels. During the year ended December 31, 1997, the Company spent approximately $18 million for capital improvements to the Current Hotels and expects to spend $25 million for total capital improvements during 1998. The Company intends to fund such improvements out of future cash from operations, present cash balances or available borrowing capacity under the Unsecured Line of Credit (as hereinafter defined).

  Development Risks

         In addition to its acquisition strategy, the Company intends to grow by developing additional hotels. Development involves substantial risks, including the risk that development costs will exceed budgeted or contracted amounts, the risk of delays in completion of construction, the risk of failing to obtain all necessary zoning and construction permits, the risk that financing might not be available on favorable terms, the risk that developed properties will not achieve desired revenue levels once opened, the risk of competition for suitable development sites from competitors which may have greater financial resources than the Company and the risks of incurring substantial costs in the event a development project must be abandoned prior to completion. Although the Company intends to manage development to minimize such risks, there can be no assurance that present or future developments will perform in accordance with the Company's expectations.

REAL ESTATE INVESTMENT RISKS

  General Risks of Investing in Real Estate

         The Company's investments in the Hotels are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Company's real estate investments and the Company's income and ability to make distributions to its shareholders are both dependent upon the ability of its lessees to operate the Hotels in a manner sufficient to maintain or increase room revenues and to generate sufficient income in excess of operating expenses to make rent payments under the Percentage Leases. Income from the Hotels may be adversely affected by adverse changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other hotel properties, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real property tax rates and other operating expenses, changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, floods and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws and other factors beyond the control of the Company.

  Illiquidity of Real Estate

         Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions is limited. There can be no assurance that the market value of any of the Hotels will not decrease in the future. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price of any disposition will equal or exceed the amount of the Company's investment.

  Operational Risks of Rapid Growth

         Since the Company's initial public offering in March 1994, the Company has acquired 81 additional hotels and has contracted to acquire an additional two hotels, increasing the size and geographic dispersion of the Company's hotel properties. The Company's growth strategy also contemplates acquisitions of additional hotels that meet the Company's investment criteria, further increasing the size and geographic dispersion of its hotel properties. Failure of the Company and its lessees to effectively manage such expanded operations could have a material adverse effect on the Hotels' operating results. Deteriorating operations could negatively impact revenues at the Hotels and, therefore, the lease payments under the Percentage Leases and amounts available for distribution to shareholders.

  Environmental Matters

         The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of compliance with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to remediate such contaminated property properly, may adversely affect the owner's ability to sell, use or borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment or work place, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released ACMs or other hazardous materials. Environmental laws also may impose restrictions on the manner in which property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership of the Hotels, the Company may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property or the cost of complying with environmental laws could materially adversely affect the Company's results of operations and financial condition. The Company obtained Phase I environmental site assessments ("ESAs") on each of the Current Hotels in connection with their acquisition or certain financing transactions. The purpose of the ESAs is to identify potential environmental contamination and conditions and regulatory compliance concerns that are made apparent from historical reviews of the Current Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances, and storage tanks. The ESAs did not reveal any environmental contamination or conditions or compliance concerns that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability or concerns. Nevertheless, the ESAs generally did not include invasive procedures such as soil and groundwater sampling to detect contamination from former operations on the Current Hotels or migrating from neighbors or caused by other third parties. Furthermore, it is possible that these ESAs do not reveal all environmental liabilities or conditions or compliance concerns or that there are material environmental liabilities or compliance concerns of which the Company is unaware.

         The Clean Water Act ("CWA") prohibited the Environmental Protection Agency ("EPA") from requiring permits for all but a few (primarily industrial and certain municipal) discharges of storm water prior to October 1, 1994. Even though the moratorium ended, the EPA has not yet issued permitting regulations for non-industrial and non-municipal discharges of storm water. In October 1994, EPA officials indicated that all storm water discharges without permits were technically in violation of the CWA. The EPA proposed regulations in December 1997 to exempt non-industrial facilities from the permitting requirement. The EPA expects to finalize the proposal during 1998. Until that time, it is possible, though the Company believes it unlikely, that a court could determine that storm water drainage to a navigable waterway from one or more of the Company's properties is a discharge in violation of the CWA since October 1, 1994. Penalties for non-compliance may be substantial. Although the EPA has stated that it will not take enforcement action against those storm water dischargers formerly subject to the moratorium and the Company is not aware of any current or reasonably likely penalties to be imposed for its storm water discharges, it is possible, given the uncertainty about the scope and timing of EPA or state regulations on the subject, that liability may exist.

  Uninsured and Underinsured Losses

         Each Percentage Lease specifies comprehensive insurance to be maintained on each of the Current Hotels, including liability, fire and extended coverage. Management believes such specified coverage is of the type and amount customarily obtained for or by an owner of similar real property assets. The Company intends to seek to include similar provisions in all leases for subsequently acquired property. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. The Company's Board of Directors will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's investment at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

  Compliance with Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

         Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While the Company believes that the Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Hotels, including changes to building codes and fire and life safety codes, may occur. If the Company were required to make substantial modifications at the Hotels to comply with the ADA or other changes in governmental rules and regulations. the Company's ability to make expected distributions to its shareholders could be adversely affected.

  Fluctuations in Property Taxes

         Each Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase or decrease as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make expected distributions to its shareholders could be adversely affected.

RISKS OF LEVERAGE

         The Company's Charter currently provides that the Company may not incur consolidated indebtedness in an amount in excess of 45% of the Company's investment in hotel properties, at its cost. The Company may submit to its shareholders for approval an amendment to the Charter which removes the Charter's limitation on indebtedness. At February 6, 1998, the Company had mortgage debt of approximately $86.1 million and approximately $153 million of outstanding debt under its three-year $250 million unsecured line of credit administered by The First National Bank of Chicago (the "Unsecured Line of Credit"), $1.6 million under its $5 million revolving credit facility with the National Bank of Commerce (the "NBC Credit Line") and an outstanding letter of credit in the amount of $2.3 million. At such date, the Company had approximately $95 million available for borrowings under the Unsecured Line of Credit and approximately $3.4 million available for borrowings under the NBC Credit Line. Following completion of the Offering and application of the net proceeds as described in "Use of Proceeds" the Company will have approximately $231.2 million of consolidated indebtedness, representing approximately 35.7% of the Company's investment in hotel properties, at its cost, and, without additional equity financing, will have the capacity to borrow up to approximately $110 million under its Charter debt limitation, assuming all additional borrowings are used to fund investments in hotel properties. Subject to the Charter limitation described above and the Unsecured Line of Credit, the Company may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Additional borrowings may be secured by mortgages on properties owned by the Company.

         There can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its hotel properties to foreclosure. Adverse economic conditions could result in higher interest rates which could increase debt service requirements on floating rate debt and could reduce the amounts available for distribution to shareholders. The Company may obtain one or more forms of interest rate protection (swap agreements, interest rate cap contracts, etc.) to hedge against the possible adverse effects of interest rate fluctuations. However, there can be no assurance that such hedging would be effective in mitigating the adverse effects of interest rate fluctuations. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel properties at times which may not permit realization of the maximum return on such investments.

         In February 1997, EQI Financing Partnership I, L.P., the Company's indirect subsidiary, issued $88 million of fixed-rate, collateralized bonds (the "Bonds") in three classes. The expected repayment dates for Classes A, B and C of the Bonds are November 20, 2006, February 20, 2007 and February 20, 2007. Upon maturity of the Class A Bonds, the Company is required to use substantially all of its cash flow to amortize the remaining outstanding principal amount of the Bonds. If the remaining principal amounts cannot be refinanced, the Company's ability to make required distributions to its shareholders could be adversely affected and its status as a REIT could be jeopardized. There can be no assurance that such refinancing will be available or will be on terms acceptable to the Company.

RISKS OF OPERATING HOTELS UNDER FRANCHISE AGREEMENTS

         Each of the Current Hotels is subject to franchise agreements. Each of the Company's franchisors has required or will require the Partnership to complete certain capital improvements to the Hotels as a condition to the transfer of the franchise agreements for those hotels to the Interstate Lessee and the Prime Lessee. During the year ended December 31, 1997, the Company spent approximately $18 million for capital improvements to the Current Hotels and expects to spend $25 million for total capital improvements during 1998. The Company intends to fund such improvements out of cash from operations, cash balances or available borrowing capacity under the Unsecured Line of Credit. Failure to complete the improvements in a manner satisfactory to the franchisors could result in the cancellation of the franchise agreements. Generally, the continuation of hotel franchises is subject to specified operating standards and other terms and conditions. Franchisors periodically inspect their licensed properties to confirm adherence to operating standards. The failure of the Company, the Interstate Lessee or the Prime Lessee to maintain such standards at the Hotels or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that a franchisor could condition the continuation of a franchise license on the completion of capital improvements which the Board of Directors determines are too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Board of Directors may elect to allow the franchise license to lapse. In any case, if a franchise is terminated, the Company, the Interstate Lessee or the Prime Lessee may seek to obtain a suitable replacement franchise, or to operate the hotel independent of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

COMMON STOCK PRICE FLUCTUATIONS AND TRADING VOLUME

         A number of factors may adversely influence the price of the Common Stock in public markets, many of which are beyond the control of the Company. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead purchasers of shares of Common Stock to demand a higher annual distribution rate on the price paid for shares from distributions by the Company, which could adversely affect the market price of the shares of Common Stock. Although the Common Stock is listed on the NYSE, the daily trading volume of REITs in general and the Company's shares in particular may be lower than the trading volume of certain other industries. As a result, investors in the Company who desire to liquidate substantial holdings at a single point in time may find that they are unable to dispose of such shares in the market without causing a substantial decline in the market value of such shares.

ABILITY OF BOARD OF DIRECTORS TO CHANGE CERTAIN POLICIES

         The major policies of the Company, including its policies with respect to acquisitions, financing, growth, operations, debt capitalization and distributions, will be determined by the Board of Directors. The Board of Directors may amend or revise these and other policies from time to time generally without a vote of the shareholders of the Company.

LIMITATION ON ACQUISITION AND CHANGE IN CONTROL

  Ownership Limitation

         The Ownership Limitation (as defined herein and as described under "Restrictions on Ownership of Common Stock"), which provides that no person may own, directly or indirectly, more than 9.9% of any class of the outstanding stock of the Company, may have the effect of precluding an acquisition of control of the Company by a third party without the approval of the Board of Directors, even if the change of control is in the shareholders' best interest.

  Staggered Board

         The Board of Directors of the Company has three classes of directors. The current terms of the Company's directors expire in 1998, 1999 and 2000, respectively. Directors for each class will be elected for a three-year term upon the expiration of that class' term. The staggered terms of directors may affect the shareholders' ability to change control of the Company, even if such a change were in the shareholders' best interest. See "Description of Capital Stock - Charter and Bylaw Provisions." The foregoing may also discourage offers or other bids for the Common Stock at a premium over the market price.

  Authority to Issue Preferred Stock

         The Company's Charter authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any such shares issued. See "Description of Capital Stock - Preferred Stock." The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company even if a change in control were in the shareholders' best interest.

  Tennessee Anti-Takeover Statutes

         As a Tennessee corporation, the Company is subject to various legislative acts set forth in Chapter 103 of Title 48 of the Tennessee Code, which impose certain restrictions and require certain procedures with respect to certain takeover offers and business combinations, including, but not limited to, combinations with interested shareholders and share repurchases from certain shareholders. See "Description of Capital Stock - Tennessee Anti-Takeover Statutes."

TAX RISKS

  Failure to Qualify as a REIT

         The Company operates and intends to continue to operate so as to qualify as a REIT for federal income tax purposes. The Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service (the "Service") that it qualifies as a REIT. The continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to the shareholders of the Company. See "Federal Income Tax Considerations - Taxation of the Company."

         If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain provisions of the Internal Revenue Code, as amended (the "Code"), the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for distribution to the shareholders would be reduced for each of the years involved. Although the Company currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors, with the consent of a majority of the shareholders, to revoke the REIT election. See "Federal Income Tax Considerations."

  REIT Minimum Distribution Requirements

         In order to avoid corporate income taxation of the earnings it distributes, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and (iii) 100% of its undistributed income from prior years. To the extent that the Company elects to retain and pay income tax on its net capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. See "Federal Income Tax Considerations."

         The Company has made and intends to continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of the Company's share of the income of the Partnership, and the Company's cash available for distribution will consist primarily of the Company's share of cash distributions from the Partnership. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution due to the seasonality of the hospitality industry could require the Company, through the Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

         Distributions by the Partnership will be determined by the Board of Directors of the Company, as the sole general partner of the Partnership, and will be dependent on a number of factors, including the amount of the Partnership's cash available for distribution, the Partnership's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, the Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. See "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements."

  Failure of the Partnership to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status

         The Company has not requested, and does not expect to request, a ruling from the Service that the Partnership and any subsidiary partnerships (the "Subsidiary Partnerships") will be classified as partnerships for federal income tax purposes. If the Service were to challenge successfully the tax status of the Partnership (or a Subsidiary Partnership) as a partnership for federal income tax purposes, the Partnership (or Subsidiary Partnership) would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate income tax on the Partnership and any Subsidiary Partnerships would substantially reduce the amount of cash available for distribution to the Company and its shareholders. See "Federal Income Tax Considerations - Tax Aspects of the Partnership and Subsidiary Partnership."

OWNERSHIP LIMITATION

         In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. Furthermore, if any interestholder or group interestholders in the Interstate Lessee or the Prime Lessee owns, actually or constructively, 10% or more of the stock of the Company, the Interstate Lessee or the Prime Lessee, as the case may be, could become a related party tenant of the Company, which likely would result in loss of REIT status for the Company. For the purpose of preserving the Company's REIT qualification, the Company's Charter prohibits direct or indirect ownership of more than 9.9% of the outstanding shares of any class of the Company's stock by any person or group (the "Ownership Limitation"), subject to adjustment as described below. Generally, the capital stock owned by affiliated owners will be aggregated for purposes of the Ownership Limitation.

         Any transfer of shares that would prevent the Company from continuing to qualify as a REIT under the Code will be void ab initio, and the intended transferee of such shares will be deemed never to have had an interest in such shares. Further, if, in the opinion of the Board of Directors, (i) a transfer of shares would result in any shareholder or group of shareholders acting together owning stock in excess of the Ownership Limitation or (ii) a proposed transfer of shares may jeopardize the qualification of the Company as a REIT under the Code, the Board of Directors would, in its sole discretion, refuse to allow the shares to be transferred to the proposed transferee. Finally, the Company may, in the discretion of the Board of Directors, redeem any stock held of record by any shareholder in excess of the Ownership Limitation.

         The Company's Charter sets the redemption price of the stock to be redeemed at the lesser of the market price on the date the Company provides written notice of redemption or the market price on the date such stock was purchased, subject to certain provisions of Tennessee law. Therefore, the record holder of stock in excess of the

Ownership Limitation will experience a financial loss when the excess shares are redeemed, if the market price falls between the date of purchase and the date of redemption. See "Federal Income Tax Considerations -- Requirements for Qualification."

                                   THE COMPANY

         The Company is a self-administered REIT that currently owns the Current Hotels with an aggregate of 10,778 rooms located in 30 states and has one hotel under development. The Current Hotels operate as Hampton Inn hotels (57), AmeriSuites hotels (10), Residence Inn hotels (9), Homewood Suites hotels (5), Holiday Inn hotels (4), Comfort Inn hotels (3), and one Holiday Inn Express hotel. The Company has entered into agreements to acquire the two Acquisition Hotels with an aggregate of 411 rooms in two states. The Partnership leases 79 of the Current Hotels to the Interstate Lessee, and its ten AmeriSuites brand Current Hotels to the Prime Lessee, pursuant to Percentage Leases providing for annual rent equal to the greater of (i) fixed annual Base Rent or (ii) Percentage Rent based on the revenues of the hotels.

         The Company is a Tennessee corporation which has elected to be taxed as a REIT for federal income tax purposes. The Company's Charter currently limits aggregate indebtedness to 45% of the Company's investment in hotel properties, at its cost. Its executive offices are located at 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, and its telephone number is (901) 761-9651.

THE LESSEES

         The Partnership leases 79 of the Current Hotels to the Interstate Lessee and leases all ten of its AmeriSuites brand Current Hotels to the Prime Lessee pursuant to similar Percentage Leases. Prior to November 15, 1996, all of the Company's hotels were leased to Trust Leasing, Inc. (formerly known as McNeill Hotel Co., Inc.), and substantially all of the equity interests of Trust Leasing, Inc. were owned by Philip H. McNeill, Sr., the Chairman of the Board and Chief Executive Officer of the Company. Effective November 15, 1996, the Company's then-existing Percentage Leases were assigned to the Interstate Lessee and were amended and restated in a Consolidated Lease Agreement between the Partnership and the Interstate Lessee. Under the Percentage Leases, each of the Interstate Lessee and the Prime Lessee generally is required to perform all operational and management functions necessary to operate the Hotels. Such functions include accounting, periodic reporting, ordering, supplies, advertising and marketing, maid service, laundry, and maintenance. The Company's lessees are entitled to all profits and cash flow from the Hotels after payment of rent under the Percentage Leases and other operating expenses.

         The Company and the Partnership must rely on the Interstate Lessee and the Prime Lessee to generate sufficient cash flow from the operation of the Hotels to enable such lessees to meet their respective rent obligations under the Percentage Leases.

THE PARTNERSHIP

         The Company controls the Partnership through its wholly-owned subsidiary, the Trust, which is the sole general partner of the Partnership (the "General Partner") and is currently the holder of an approximate 95.1% interest in the Partnership. The Limited Partners of the Partnership have the right to require the redemption of their Units. At the sole option of the Company, each Unit held by the Limited Partners may be redeemed by the Company for either one share of Common Stock or cash equal to the fair market value thereof at the time of such redemption. The Company presently anticipates that it will elect to issue shares of the Company's Common Stock in connection with each redemption rather than cash. The Units acquired by the Company pursuant to a redemption will be contributed to the Trust. With each redemption of outstanding Units, the Trust's percentage ownership interest in the Partnership, which is based on the number of Units owned by the Trust in relation to all outstanding Units, will increase. In addition, whenever the Company issues shares of Common Stock, the Company will contribute any net proceeds therefrom to the Partnership through the Trust, and the Partnership will issue an equivalent number of Units to the Trust.

         As the sole General Partner of the Partnership, the Trust has the full, complete and exclusive power under the Partnership Agreement to manage and control the business of the Partnership. The Company owns all of the capital stock of the Trust, and Mr. McNeill is the Trust's sole officer and trustee. The Board of Directors of the Company manages the affairs of the Company by directing the affairs of the Partnership through the Trust. The Partnership will continue until December 31, 2053, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the General Partner, if any), or (iv) the election by the Trust as the General Partner. The Trust's current approximate 95.1% interest in the Partnership entitles the Company, through the Trust, to share in cash distributions from, and in the profits and losses of, the Partnership (including payments under the Percentage Leases) and entitles the Company, through the Trust, to vote on all matters requiring a vote of the Partners.

                          DESCRIPTION OF CAPITAL STOCK

         Under the Company's Charter, the total number of shares of all classes of stock that the Company has authority to issue is 60,000,000, consisting of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). No shares of Preferred Stock are outstanding or will be outstanding as of the date of this Prospectus and immediately thereafter.

         The following information with respect to the capital stock of the Company is subject to the detailed provisions of the Charter and the Company's Bylaws, as currently in effect. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Charter and Bylaws, which are exhibits to the Registration Statement.

COMMON STOCK

         Subject to the provisions of the Charter described under "Restriction on Transfer of Capital Stock," the holders of Common Stock are entitled to one vote per share on all matters voted on by the Company's shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of such shares of Common Stock exclusively possess all voting power of the Company. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All outstanding shares of Common Stock are fully paid and nonassessable, and the holders thereof have no preemptive rights.

         The transfer agent and registrar for the Common Stock is SunTrust Bank, Atlanta, Georgia. The Common Stock is traded on the NYSE under the symbol "ENN." The Company will apply to the NYSE to list the Redemption Shares, and the Company anticipates that such shares will be so listed.

PREFERRED STOCK

         The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. See "Risk Factors--Limitation on Acquisition and Change in Control--Authority to Issue Preferred Stock." The Company has no present intention to issue shares of Preferred Stock.

CHARTER AND BYLAW PROVISIONS

  Restrictions on Transfer

         For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding stock. Specifically, not more than 50% in value of the Company's outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Partnership from the Interstate Lessee, the Prime Lessee, or any other lessee of the Company will not qualify as rents from real property, which likely would result in loss of REIT status for the Company, if any interestholder or group of interestholders in any such lessee owns, directly or constructively, 10% or more of the stock of the Company. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests." Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Charter contains a provision limiting the acquisition of shares of the Company's stock (the "Ownership Limitation Provision").

         The Ownership Limitation Provision provides that, subject to certain exceptions specified in the Charter, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of any class of the outstanding stock of the Company (the "Ownership Limitation"). The Board of Directors may, but in no event is required to, waive the Ownership Limitation if evidence satisfactory to the Board of Directors is presented that such ownership will not jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company.

         Any transfer of shares of Common Stock or Preferred Stock that would
(i) result in any person owning, directly or indirectly, Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856 (d) (2) (B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Common Stock or Preferred Stock.

         Subject to certain exceptions described below, if any purported transfer of shares of Common Stock or Preferred Stock would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, the shares of Common Stock or Preferred Stock will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to the Company for registration in the name of the Share Trust. The Share Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

         Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust. The Share Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and
(ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust and resulting in the redesignation of such Common Stock or Preferred Stock as Shares-in-Trust.

         The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Share Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

         The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

         "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock or Preferred Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock or Preferred Stock are listed or admitted to trading or, if the shares of Common Stock or Preferred Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotations system that may then be in use or, if the shares of Common Stock or Preferred Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock or Preferred Stock selected by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock or Preferred Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock or Preferred Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation, of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

         The Charter requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock and Preferred Stock, within 30 days after January 1 of each year, to provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

         The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will continue to apply until (i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the shareholders of the Company.

         The Ownership Limitation could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the shareholders of the Company. See "Risk Factors -- Ownership Limitation" and " Limitation or Acquisition and Change in Control."

         All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

  Staggered Board of Directors

         The Charter provides that the Board of Directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors and with the classes serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. The Company believes, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure continuity and stability of the Company's management and policies.

         The classification provisions also could have the effect of discouraging a third party from accumulating large blocks of the Company's stock or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case. See "Risk Factors--Limitation on Acquisition and Change in Control."

  Number of Directors; Removal; Filling Vacancies

         The Charter and Bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will consist of not less than three nor more than nine persons, subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. At all times a majority of the directors shall be Independent Directors, except that upon the death, removal or resignation of an Independent Director, such requirement shall not be applicable for 60 days. There are four directors currently, three of whom are Independent Directors. The holders of Common Stock shall be entitled to vote on the election or removal of directors, with each share entitled to one vote. The Bylaws provide that, subject to any rights of holders of Preferred Stock, and unless the Board of Directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, provided that Independent Directors shall nominate and approve directors to fill vacancies created by Independent Directors. Accordingly, the Board of Directors could temporarily prevent any shareholder entitled to vote from enlarging the Board of Directors and filling the new directorships with such shareholder's own nominees. Any director so elected shall hold office until the next annual meeting of shareholders.

         A director may be removed with or without cause by the affirmative vote of the holders of 75% of the outstanding shares entitled to vote in the election of directors at a special meeting of the shareholders called for the purpose of removing him.

  Limitation of Liability; Indemnification

         The Charter provides that, to the maximum extent that Tennessee law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for money damages.

         The Charter provides that the Company shall, to the fullest extent permitted by Tennessee law, indemnify any director, officer, employee or agent against any expense incurred by such person if the disinterested directors, the shareholders or independent legal counsel determine that such person conducted himself in good faith and (a) reasonably believed, in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interest and in all other cases, that his conduct was at least not opposed to the Company's best interest and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         Any indemnification by the Company pursuant to the provisions of the Charter described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. The Company currently purchases director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission such indemnification is contrary to public policy and is, therefore, unenforceable.

  Amendment

         The Charter may be amended by the affirmative vote of the holders of a majority of the shares of the Common Stock present at a meeting at which a quorum is present, with the shareholders voting as a class with one vote per share; provided, however, that (i) the Charter provision providing for the classification of the Board of Directors into three classes may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting separately as a class; (ii) the provisions relating to the limitation on indebtedness may not be amended without an affirmative vote of the holders of a majority of the outstanding shares of Common Stock; and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. The Company's Bylaws may be amended by the Board of Directors or by vote of the holders of a majority of the outstanding shares of Common Stock, provided that provisions with respect to the staggered terms of the Board of Directors cannot be amended without the affirmative vote of 80% of the members of the entire Board of Directors or the holders of 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting separately as a class.

  Operations

         Pursuant to the Charter, the Company generally is prohibited from engaging in certain activities, including (i) incurring consolidated indebtedness in excess of 45% of the Company's investment in hotel properties, at its cost, and (ii) acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

TENNESSEE ANTI-TAKEOVER STATUTES

         In addition to certain of the Company's Charter provisions discussed above, Tennessee has adopted a series of statutes, set forth in Chapter 103 of Title 48 of the Tennessee Code, which may deter takeover attempts or tender offers, including offers or attempts that might result in the payment of a premium over the market price for the Common Stock or that a shareholder might otherwise consider in its best interest.

         Under the Tennessee Investor Protection Act, unless a company's board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer, may offer to acquire any class of equity securities of an offeree company pursuant to a tender offer if, after the acquisition thereof, the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company (a "Takeover Offer"). However, this prohibition does not apply if the offeror, before making such purchase, has made a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom he intends to acquire such securities, and has filed with the Tennessee Commissioner of Commerce and Insurance (the "Commissioner") and with the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes. Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by or on behalf of an offeree at any time within seven days from the date the Takeover Offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the Takeover Offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to shareholders of the offeree company, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the Takeover Offer.

         Under the Tennessee Business Combination Act, subject to certain exceptions, no Tennessee corporation may engage in any "business combination" with an "interested shareholder" for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction
(a) (i) complies with all applicable charter and bylaw requirements and (ii) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder, and (b) meets certain fair price criteria. "Business combination" is defined by the statute as being any (i) merger or consolidation; (ii) share exchange; (iii) sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of (A) the aggregate market value of the corporation's consolidated assets, (B) the aggregate market value of the corporation's shares, or (C) the corporation's consolidated net income; (iv) issuance or transfer of shares from the corporation to the interested shareholder; (v) plan of liquidation or dissolution proposed by the interested shareholder; (vi) transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or (vii) financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder. "Interested shareholder" is defined as being
(i) any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation or (ii) an Affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding stock of the corporation.

         The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

                              DESCRIPTION OF UNITS
GENERAL

         Substantially all of the Company's assets are held by, and all of its operations are conducted through, the Partnership. The Trust is a wholly-owned subsidiary of the Company and is the sole general partner of the Partnership and holds approximately 95.1% of the issued Units therein. The remaining approximately 4.9% of the issued Units are held by Limited Partners who acquired their Units in connection with the sale and conveyance of certain of the Current Hotels to the Partnership. The material terms of the Units, including a summary of certain provisions of the Partnership Agreement, are set forth below. The following description of the terms and provisions of the Units and certain other matters does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Tennessee law and the Partnership Agreement. For a comparison of the voting and other rights of holders of Units and the Company's shareholders, see "Redemption of Units -- Comparison of Ownership of Units and Common Stock."

         Through the ownership of Units, the Limited Partners hold interests in the Partnership and all holders of Units (including the Trust in its capacity as General Partner) are entitled to share in cash distributions from, and in the profits and losses of, the Partnership. The number of Units owned by the Trust is equal to the number of shares of Common Stock outstanding. Distributions by the Partnership are made equally for each Unit outstanding. As a result, each Unit generally receives distributions in the same amount as the cash dividends paid by the Company on each share of Common Stock.

         The Limited Partners have the rights to which limited partners are entitled under the Tennessee Revised Uniform Limited Partnership Act ("TRULPA"). The Units are not registered pursuant to the federal securities laws or any state securities law. The Units cannot be sold, assigned, hypothecated, pledged, transferred or otherwise disposed of by a holder unless they are so registered or an exemption from such registration is available. In addition, the Partnership Agreement imposes restrictions on the transfer of Units, as described below.

MANAGEMENT AND OPERATIONS

         The Partnership is organized as a Tennessee limited partnership under TRULPA pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Company, through the Trust, as the sole General Partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Partnership, and the Limited Partners have no authority to transact business for, or participate in the management activities or decisions of, the Partnership.

         The Partnership Agreement requires that the Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability.

ABILITY TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

         Subject to the terms of the Company's Charter and any agreements between the General Partner or its Affiliates and the Partnership, the General Partner and other persons (including officers, directors, employees, agents and other affiliates of the Company) are not prohibited under the Partnership Agreement from engaging in other business activities, including business activities substantially similar or identical to those of the Partnership, and the General Partner will not be required to present any business opportunities to the Partnership or to any Limited Partner.

BORROWING BY THE PARTNERSHIP

         The General Partner is authorized under the Partnership Agreement to cause the Partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the Partnership. Such debt may be secured by deeds to secure debt, mortgages, deeds of trust, pledges or other liens on the assets of the Partnership. The General Partner may also cause the Partnership to borrow money to enable the Partnership to make distributions in an amount sufficient to permit the General Partner, so long as it qualifies as a REIT, to avoid payment of the federal income tax.

REIMBURSEMENT OF GENERAL PARTNER; TRANSACTIONS WITH THE GENERAL PARTNER AND ITS AFFILIATES

         The General Partner will receive no compensation for its services as the General Partner of the Partnership. However, as a partner in the Partnership, the General Partner has the same right to allocations, payments and distributions as other partners of the Partnership. In addition, the Partnership will reimburse the General Partner for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership and any offering of Units, other partnership interests or shares of the Company's Common Stock.

         Except as expressly permitted by the Partnership Agreement, neither the General Partner nor any of its affiliates will sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith, in its sole and absolute discretion, to be fair and reasonable.

LIABILITY OF GENERAL PARTNER AND LIMITED PARTNERS

         The General Partner is liable for all general obligations of the Partnership to the extent not paid by the Partnership. The General Partner is not liable for the non-recourse obligations of the Partnership.

         The Limited Partners are not required to make further capital contributions to the Partnership after their respective initial contributions are fully paid. Assuming that a Limited Partner acts in conformity with the provisions of the Partnership Agreement, the liability of the Limited Partner for obligations of the Partnership under the Partnership Agreement and TRULPA will be limited, subject to certain possible exceptions, to the loss of the Limited Partner's investment in the Partnership.

         The Partnership is qualified to conduct business in each state in which it owns property and may qualify to conduct business in other jurisdictions. Maintenance of limited liability may require compliance with certain legal requirements of those jurisdictions and certain other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not clearly been established in many states. Accordingly, if it were determined that the right, or exercise of the right by the Limited Partners, to make certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "control" of the Partnership's business for the purposes of the statutes of any relevant state, the Limited Partners might be held personally liable for the Partnership's obligations. The Partnership will operate in a manner the General Partner deems reasonable, necessary and appropriate to preserve the limited liability of the Limited Partners.

EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

         The Partnership Agreement generally provides that the General Partner will incur no liability for monetary damages to the Partnership or any Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided the General Partner appointed such agents in good faith. The General Partner may consult with legal counsel, accountants, consultants, real estate brokers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters which the General Partner reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         The Partnership Agreement also provides for indemnification of the General Partner, the directors and officers of the General Partner, and such other persons as the General Partner may from time to time designate, against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Partnership in which such person may be involved, or is threatened to be involved, provided that the Partnership shall not indemnify any such persons if it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) such person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

SALE OF ASSETS

         Under the Partnership Agreement, the General Partner generally has the exclusive authority to determine whether, when and on what terms the assets of the Partnership (including the Hotels) will be sold.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF GENERAL PARTNER'S INTEREST

         The Partnership Agreement provides that the General Partner may not be removed by the Limited Partners. The General Partner may not transfer any of its interests as general or limited partner except in connection with a merger or sale of all or substantially all of its assets. The General Partner may not sell all or substantially all of its assets, or enter into a merger, unless the sale or merger includes the sale of all or substantially all of the assets of, or the merger of, the Partnership with partners of the Partnership receiving substantially the same consideration as holders of shares of Common Stock.

TRANSFERABILITY OF INTERESTS

         The General Partner may not voluntarily withdraw from the Partnership or transfer its interest in the Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets as a capital contribution to the Partnership in return for an interest in the Partnership. Except in certain limited circumstances, the Limited Partners may not transfer their interests in the Partnership without the consent of the General Partner, which the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Partnership to be treated as a separate corporation for federal income tax purposes or that would require registration of the Limited Partner's Units under the Securities Act or would otherwise violate federal or state securities laws. The General Partner may require, as a condition of any transfer, that the transferring Limited Partner assume all costs incurred by the Partnership in connection with such transfer.

REDEMPTION RIGHTS FOR LIMITED PARTNERSHIP UNITS

         The Limited Partners' Redemption Rights enable them to cause the redemption of their Units. Such Units are redeemable and exchangeable in the Company's sole discretion and on a one-for-one basis, for shares of Common Stock or an equivalent amount of cash. The redemption price will be paid in cash in the event that the issuance of Common Stock to the redeeming Limited Partner (i) would cause the Ownership Limitation to be exceeded by such partner, or any other person (unless this condition is expressly waived by the Company for a particular redemption transaction), or (ii) otherwise would jeopardize the REIT status of the Company. The aggregate number of shares currently issuable upon exercise of the Redemption Rights is 547,756, plus an additional 471,917 Units also currently issuable upon exercise of the Redemption Rights for Limited Partners who acquired such 471,917 Units at the time of the Company's initial public offering in March 1994. The number of shares issuable upon exercise of the Redemption Rights will be adjusted upon the issuance of additional Units to existing or new Limited Partners or the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

NO WITHDRAWAL BY LIMITED PARTNERS

         No Limited Partner has the right to withdraw from or reduce or receive the return of his capital contribution to the Partnership, except as a result of the redemption or transfer of his Units pursuant to the terms of the Partnership Agreement.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

         The General Partner is authorized, without the consent of the Limited Partners, to cause the Partnership to issue additional Units to the partners or to other persons for such consideration and on such terms and conditions as the General Partner deems appropriate. In addition, the General Partner may cause the Partnership to issue to the General Partner additional Units, or other additional partnership interests in different series or classes which may be senior to the Units, in conjunction with an offering of securities of the Company having substantially similar rights, in which the proceeds thereof are contributed to the Partnership. Consideration for additional partnership interests may be cash or any property or other assets permitted by TRULPA.

MEETINGS

         The Partnership Agreement does not provide for annual meetings of the Limited Partners, and the General Partner does not anticipate calling such meetings.

AMENDMENT OF PARTNERSHIP AGREEMENT

         Amendments to the Partnership Agreement may, with four exceptions, be made by the General Partner without the consent of the Limited Partners. Any amendment to the Partnership Agreement which would (i) affect the Redemption Rights, (ii) adversely affect the rights of the Limited Partners to receive distributions payable to them under the Partnership Agreement, (iii) alter the Partnership's profit and loss allocations or (iv) impose any obligation upon the Limited Partners to make additional capital contributions to the Partnership shall require the consent of Limited Partners (other than the General Partner or any wholly-owned subsidiary of the Partnership) holding more than 50% of the Units held by the Limited Partners.

BOOKS AND REPORTS

         The General Partner is required to keep the Partnership's books and records at the specified principal office of the Partnership. The Limited Partners have the right, subject to certain limitations, to inspect or to receive copies of the Partnership's federal, state and local tax returns, a list of the partners and their last known business addresses, the Partnership Agreement, the Partnership certificate and all amendments thereto, information about the capital contributions of each of the partners and any other documents and information required under TRULPA. Any partner or his duly authorized representative, upon paying duplicating, collection and mailing costs, is entitled to inspect or copy such records during ordinary business hours.

         The General Partner will furnish to each Limited Partner, within 90 days after the close of each fiscal year, an annual report containing financial statements of the Partnership (or the Company, if consolidated financial statements including the Partnership are prepared) for each fiscal year. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by the General Partner, who shall be the same accountants responsible for preparation of the General Partner's books. In addition, within 45 days after the close of each fiscal quarter (other than the fourth quarter), the General Partner will furnish to each Limited Partner a report containing quarterly unaudited financial statements of the Partnership (or the Company) and such other information as may be required by applicable law or regulation or as the General Partner deems appropriate.

         The General Partner will use reasonable efforts to furnish to each Limited Partner, within 75 days after the close of each fiscal year of the Partnership, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

CAPITAL CONTRIBUTION

         The Company has contributed to the Partnership the net proceeds of the Initial Offering and Second Offering as capital contributions in exchange for Units. Subsequent to the Second Offering, the Partnership transferred all of its interest in the Partnership to the Trust. The Trust currently holds an approximately 92.3% general partnership interest in the Partnership and the Limited Partners' aggregate interest is approximately 7.7%. Upon the Company's contribution of the net proceeds of the Offering to the Partnership, the property of the Partnership has been revalued to its fair market value (based on the offering price per share of the Common Stock issued in the Offering) and the capital accounts of the partners have been adjusted to reflect the manner in which the unrealized gain inherent in such property would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation. The Partnership Agreement provides that if the Partnership requires additional funds at any time or from time to time in excess of funds available to the Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds. As an alternative to borrowing funds required by the Partnership, the General Partner may contribute the amount of such required funds as an additional capital contribution to the Partnership. If the General Partner so contributes additional capital to the Partnership, the General Partner will receive additional Units, and the General Partner's percentage interest in the Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Partnership at the time of such contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner. In addition, if the General Partner contributes additional capital to the Partnership, the General Partner will revalue the property of the Partnership to its fair market value (as determined by the General Partner), and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

REGISTRATION RIGHTS

         The Company is obligated to file the Registration Statement with respect to the Redemption Shares no later than March 11, 1998, to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act on or before March 11, 1998 and to keep the Registration Statement continuously effective for a period expiring on the earlier of (i) the date when all of the Redemption Shares covered thereby have been sold pursuant thereto, or (ii) the date on which all of the holders of Redemption Shares, pursuant to Rule 144(k) under the Securities Act, may sell the Redemption Shares without registration under the Securities Act. Any shares that have been sold pursuant to this Registration Statement, or which have been otherwise transferred and new certificates for them have been issued without legal restriction on further transfer of such shares, will no longer be entitled to the benefits of the Partnership Agreement.

         The Company has agreed to pay all expenses of effecting the registration of the Redemption Shares (other than any underwriter or broker discounts or commissions or any fees and expenses incurred by holders of Redemption Shares in connection with such registration which, according to the written instructions of any regulatory authority, the Company may not pay) pursuant to the Registration Statement. The Company has also agreed to indemnify each holder of Redemption Shares and its officers and directors and any person who controls any holder against certain losses, claims, damages, liabilities and expenses arising under the securities laws. In addition, each holder of Redemption Shares has severally agreed to indemnify the Company and the other holders of Redemption Shares, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and any person who controls the Company or any holder against other losses, claims, damages, liabilities and expenses arising under the securities laws insofar as such loss, claim, damage or expense relates to written information furnished to the Company by such holder expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

         The Company has no obligation to retain any underwriter to effect the sale of the shares of Common Stock covered thereby.

TAX MATTERS; PROFIT AND LOSS ALLOCATIONS

         Pursuant to the Partnership Agreement, the General Partner is the tax matters partner of the Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Partnership.

         Profit and loss of the Partnership generally will be allocated among the partners in accordance with their respective interests in the Partnership based on the number of Units held by the partners.

DISTRIBUTIONS

         The Partnership Agreement provides that the Partnership distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Partnership's property in connection with the liquidation of the Partnership) quarterly, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Partnership. Upon liquidation of the

Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any partner loans, any remaining assets of the Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Partnership, it will be obligated to contribute cash to the Partnership equal to the negative balance in its capital account.

TERM

         The Partnership will continue until December 31, 2053, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Partnership by electing by unanimous consent a substitute General Partner within 90 days of such occurrence), (ii) the sale or other disposition of all or substantially all the assets of the Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the Trust, if any), or
(iv) the election by the General Partner. Upon dissolution and termination of the Partnership, the General Partner or any liquidator will proceed to liquidate the assets of the Partnership after payment of, or adequate provision is made for, all debts and obligations of the Partnership in the order of priority set forth in the Partnership Agreement. To the extent deemed advisable by the General Partner, appropriate arrangements, including the use of a liquidating trust, may be made to ensure that adequate funds are available to pay any contingent debts or obligations.

                        SHARES AVAILABLE FOR FUTURE SALE

         As of March 9, 1998, the Company had outstanding (or reserved for issuance upon redemption of Units) 37,428,183 shares of Common Stock. All of the up to 547,756 shares of Common Stock issuable upon redemption of Units, including the Secondary Shares, will be tradeable without restriction under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. See "Registration Rights." In addition, the Company has reserved (i) 600,000 shares of Common Stock for issuance pursuant to the Company's grant of options under its 1994 Plan, as to which the Company has granted options for an aggregate of 600,000 shares under the 1994 Plan, 90,000 of which have been exercised to date and which outstanding options vest at the rate of 20% per year over five years, and (ii) an aggregate of 100,000 shares of Common Stock for issuance to its Independent Directors for grants under the Directors' Plan, under which each Independent Director receives an option to purchase 1,000 shares annually beginning in 1995. The Company also has issued an aggregate of 15,000 shares to the Independent Directors, which shares vest as to each Independent Director over five years at the rate of 1,000 shares per year beginning in 1994. Upon exercise of options granted under the 1994 Plan and the Directors' Plan, these shares will be available for sale in the public markets from time to time.

         Shares issued to executive officers and key employees pursuant to the 1994 Plan, and shares issued to the Independent Directors directly by the Company or pursuant to the Directors' Plan are "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned his shares for at least two years is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding Common Stock or of the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. After shares are held for three years, any person who is not deemed to be an "Affiliate" of the Company at any time during the 90 days preceding a sale is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. Sales of shares by affiliates will continue to be subject to the volume limitations.

         No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock. See "Risk Factors -- Effect on Share Price of Shares Available for Future Sale."

                              SELLING SHAREHOLDERS

         As described elsewhere herein, "Selling Shareholders" are only those persons who have received and may receive Redemption Shares upon redemption of Units and who may be affiliates of the Company. Persons who receive Redemption Shares upon redemption of Units and who are not now or at the time of redemption affiliates of the Company are not considered "Selling Shareholders" because resale by them of any Redemption Shares received upon redemption of Units will not be restricted under the Securities Act.

         Since the Selling Shareholders may redeem all, some or none of their Units, and may receive, at the Company's option, cash rather than Common Shares upon such redemptions, no estimate can be made of the aggregate number of Secondary Shares which may be offered and sold by the Selling Shareholders pursuant to this Prospectus.

         The table below sets forth certain information regarding the Selling Shareholders' ownership of the shares of Common Stock.

NAME OF                                                                                   NUMBER OF
SELLING SHAREHOLDER                                                                   REDEMPTION SHARES
-------------------                                                                   -----------------

Kenneth P. Brasted..............................................................             1,619
David H. Brasted................................................................             1,619
Michael H. Dubroff..............................................................            36,113
Charles Dubroff.................................................................            24,077
Richard Michel..................................................................             1,319
Michel Family Partnership.......................................................            34,794
Daniel Slavin...................................................................            26,315
Martin Belz.....................................................................             2,545
Jack Belz.......................................................................            11,706
The H. Kirke Lewis Living Trust.................................................            10,179
James H. Prentiss, Jr...........................................................             1,018
James H. Prentiss, Sr...........................................................            15,778
Phillip H. McNeill, Sr(1).......................................................            75,188
Jerome Makowsky.................................................................             7,024
Neil Ringel.....................................................................             7,024
Michael Weiss...................................................................             7,023
Morris Kriger...................................................................             7,023
Ronald Harkavy..................................................................             7,024
Carol Wandling..................................................................             1,018
W. Terry Young..................................................................            10,179
McNeill Investment Co., Inc.(2).................................................             6,468
Philip Vaiden...................................................................             7,421
Bruce C. Taylor.................................................................            23,663
Clyde Patton....................................................................            23,663
C. Douglas Trainor..............................................................            38,590
Ted A. Vaughan..................................................................            38,590
Katherine C. Lammons............................................................            10,019
PHM Family, L.L.C...............................................................             4,671
The Jere L. Crook III Trust.....................................................           106,086
                                                                                           -------

          Total.................................................................           547,756
                                                                                           =======

---------------
(1) Mr. McNeill is the Chairman of the Board and Chief Executive Officer of the Company.
(2)      Mr. McNeill owns 100% of the stock of McNeill Investment Co., Inc.

                               REDEMPTION OF UNITS
GENERAL

         Pursuant to the Redemption Rights each Limited Partner may, subject to certain limitations, require that the Partnership redeem all or a portion of his Units at any time by delivering a notice of exercise of redemption right to the Partnership. Upon redemption, each Limited Partner will receive, at the Company's sole option, either (i) a number of shares of Common Stock equal to the number of Units redeemed (subject to certain anti-dilution adjustments) or
(ii) cash in an amount equal to the market value of the number of shares of Common Stock he would have received pursuant to (i) above. The market value of the Common Stock for this purpose will be equal to the average of the closing trading prices of the Company's Common Stock (or substitute information, if no such closing price is available) for the ten consecutive trading days before the day on which the redemption notice was received by the Partnership.

         In lieu of the Partnership redeeming Units, the Company, in its sole discretion, has the right to assume directly and satisfy the redemption right of a Limited Partner described in the preceding paragraph. The Company anticipates that it generally will elect to assume directly and satisfy any redemption right exercised by a Limited Partner through the issuance of shares of Common Stock by the Company (the Redemption Shares) pursuant to this Prospectus, whereupon the Company will acquire the Units being redeemed and will contribute such Units to the Trust. Such an acquisition will be treated as a sale of the Units to the Company for federal income tax purposes. See "-- Tax Consequences of Redemption." Upon redemption, a Limited Partner's right to receive distributions with respect to the Units redeemed will cease.

         A Limited Partner must notify the Trust, as the General Partner, of his desire to require the Partnership to redeem Units by sending a notice of exercise of redemption right, in the form attached as an exhibit to the Partnership Agreement, a copy of which is available from the Company. A Limited Partner must request the redemption of at least 100 Units (or all of the Units held by such holder, if less than 100 are so held).

TAX CONSEQUENCES OF REDEMPTION

         The following discussion summarizes certain federal income tax considerations that may be relevant to a Limited Partner who exercises his right to require the redemption of his Units.

         Tax Treatment of Redemption of Units. If the Company assumes and performs the redemption obligation, the Partnership Agreement provides that the redemption will be treated by the Company, the Partnership and the redeeming Limited Partner as a sale of Units by such Limited Partner to the Company at the time of such redemption. In that event, such sale will be fully taxable to the redeeming Limited Partner and such redeeming Limited Partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Stock received in connection with the redemption plus the amount of any Partnership liabilities allocable to the redeemed Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below. If the Company does not elect to assume the obligation to redeem a Limited Partner's Units and the Partnership redeems such Units for cash or shares of Common Stock that the Trust contributes to the Partnership to effect such redemption, the redemption likely would be treated for tax purposes as a sale of such Units to the Company in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming Partner would be treated as realizing an amount equal to the sum of the cash or the value of the shares of Common Stock received in connection with the redemption plus the amount of any Partnership liabilities allocable to the redeemed Units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

         If the Partnership chooses to redeem a Limited Partner's Units for cash that is not contributed by the Trust to effect the redemption, the tax consequences would be the same as described in the previous paragraph, except that if the Partnership redeems less than all of a Limited Partner's Units, the Limited Partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the amount of any Partnership liabilities allocable to the redeemed Units, exceeded the Limited Partner's adjusted basis in all of such Limited Partner's Units immediately before the redemption.

         Tax Treatment of Disposition of Units by Limited Partner Generally. If a Unit is redeemed in a manner that is treated as a sale of the Unit, or a Limited Partner otherwise disposes of a Unit, the determination of gain or loss from sale or other disposition will be based on the difference between the amount considered realized for tax purposes and the tax basis in such Unit. See "--Basis of Units." Upon the sale of a Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property (e.g., Redemption Shares) received plus the amount of any Partnership liabilities allocable to the Unit sold. To the extent that the amount of cash or property received plus the allocable share of any Partnership liabilities exceeds the Limited Partner's basis for the Unit disposed of, such Limited Partner will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property (e.g., Redemption Shares) received upon such disposition.

         Except as described below, any gain recognized upon a sale or other disposition of Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a Unit attributable to a Limited Partner's share of "unrealized receivables" of the Partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in Partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Partnership had sold its assets at their fair market value at the time of the transfer of a Unit.

         Basis of Units. In general, a Limited Partner who was deemed at the time of the transactions resulting in the issuance of the Units to have received his Units upon liquidation of a partnership had an initial tax basis in his Units ("Initial Basis") equal to his basis in his interest in such partnership at the time of such liquidation. Similarly, in general, a Limited Partner who at the time of the transactions resulting in the issuance of the Units contributed a partnership interest in exchange for his Units had an Initial Basis in the Units equal to his basis in the contributed partnership interest. A Limited Partner's Initial Basis in his Units generally is increased by (i) such Limited Partner's share of Partnership taxable income and (ii) increases in his share of liabilities of the Partnership (including any increase in his share of liabilities occurring in connection with the transactions resulting in the issuance of the Units). Generally, such Limited Partner's basis in his Units is decreased (but not below zero) by (A) his share of Partnership distributions,
(B) decreases in his share of liabilities of the Partnership (including any decrease in his share of liabilities of the Partnership occurring in connection with the transactions resulting in the issuance of the Units), (C) his share of losses of the Partnership and (D) his share of nondeductible expenditures of the Partnership that are not chargeable to capital.

         Potential Application of a Disguised Sale Regulations to a Redemption of Units. There is a risk that a Limited Partner's redemption of Units may cause the Limited Partner's original transfer of property to the Partnership in exchange for Units to be treated as a "disguised sale" of property. The Code and the Treasury Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property, the transactions are, when viewed together, presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Disguised Sale Regulations also provide that if two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

         Accordingly, if a Unit is redeemed, the Service could contend that the Disguised Sale Regulations apply because the Limited Partner will thus receive cash or shares of Common Stock subsequent to his previous contribution of property to the Partnership. In that event, the Service could contend that the transactions in connection with the issuance of the Units themselves were taxable as a disguised sale under the Disguised Sale Regulations. Any gain recognized thereby may be eligible for installment reporting under Section 453 of the Code, subject to certain limitations.

COMPARISON OF OWNERSHIP OF UNITS AND SHARES OF COMMON STOCK

         Generally, the nature of an investment in shares of Common Stock of the Company is substantially equivalent economically to an investment in Units in the Partnership. Since the Partnership makes distributions to its partners on a per Unit basis and the Company, through the Trust, owns one Unit for each outstanding share of Common Stock, a holder of a share of Common Stock generally receives the same distribution that a holder of a Unit receives, and shareholders and Unit holders generally share in the risks and rewards of ownership in the enterprise being conducted by the Company (through the Trust and the Partnership). However, there are some differences between ownership of Units and ownership of shares of Common Stock, some of which may be material to investors.

         The information below highlights a number of the significant differences between the Partnership and the Company relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, investor rights and federal income taxation, and compares certain legal rights associated with the ownership of Units and Common Stock, respectively. These comparisons are intended to assist Limited Partners of the Partnership in understanding how their investment will be changed if their Units are redeemed for Common Stock. THIS DISCUSSION IS SUMMARY IN NATURE AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS. HOLDERS OF UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY.

         Form of Organization and Assets Owned. The Partnership is organized as a Tennessee limited partnership under TRULPA. The Company is a Tennessee corporation, and the Trust, its wholly-owned subsidiary, is a Maryland real estate investment trust. The Company will elect to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994 and intends to maintain its qualification as a REIT. The Company's only asset is its ownership interest in the Trust, which in turn has as its only asset its interest in the Partnership, thereby giving the Company, through the Trust, an investment in the hotel properties and other assets owned by the Partnership.

         Length of Investment. The Partnership has a stated termination date of December 31, 2053, although it may be terminated earlier under certain circumstances. See "The Company -- The Partnership" and "Description of Units -- Term." The Company has a perpetual term and intends to continue its operations for an indefinite time period.

         Purpose and Permitted Investments. The purpose of the Partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under TRULPA, except that the Partnership Agreement requires the business of the Partnership to be conducted in such a manner that will permit the Company to be classified as a REIT under Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership. The Partnership may, subject to the foregoing limitation, invest in or enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity.

         Under its Charter, the Company may engage in any lawful activity permitted by the Tennessee Business Corporation Act.

         Additional Equity. The Partnership is authorized to issue Units and other partnership interests to the partners or to other persons for such consideration and on such terms and conditions as the General Partner, in its sole discretion, may deem appropriate. In addition, the General Partner may cause the Partnership to issue to the Trust additional Units, or other partnership interests in one or more different series or classes which may be senior to the Units, in conjunction with the offering of securities of the Company having substantially similar rights, in which the proceeds thereof are contributed to the Partnership. Consideration for additional partnership interests may be cash or other property or other assets permitted by TRULPA.

         Under the Charter, the total number of shares of all classes of stock that the Company has the authority to issue is 60,000,000, consisting of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. No shares of Preferred Stock are outstanding or will be outstanding as of the date of this Prospectus, and the Company has no present intention to issue shares of Preferred Stock. The Board of Directors of the Company may issue, in its discretion, additional equity securities consisting of Common Stock or Preferred Stock, provided, however, that the total number of shares issued does not exceed the authorized number of shares of capital stock set forth in the Company's Charter. As long as the Partnership is in existence, the proceeds of all equity capital raised by the Company will be contributed through the Trust to the Partnership in exchange for Units or other interests in the Partnership.

         Borrowing Policies. The Company's Charter currently permits the Company to incur consolidated indebtedness in an amount not to exceed 45% of the Company's investment in hotel properties, at its cost, after giving effect to the Company's use of proceeds from any indebtedness. The Company may submit to its shareholders for approval an amendment to the Charter which removes the Company's limitation on indebtedness.

         Other Investment Restrictions. Other than restrictions precluding investments by the Partnership that would adversely affect the qualification of the Company as a REIT, there are no restrictions upon the Partnership's authority to enter into certain transactions, including among others, making investments, lending Partnership funds, or reinvesting the Partnership's cash flow and net sale or refinancing proceeds.

         Neither the Company's Charter nor its Bylaws impose any restrictions upon the types of investments made by the Company except that under the Charter the Board of Directors is prohibited from taking any action that would terminate the Company's REIT status without the approval of the holders of two-thirds of the outstanding shares of Common Stock.

         Management and Control. All management and control over the business of the Partnership are vested in the General Partner of the Partnership, and no Limited Partner of the Partnership has any right to participate in or exercise management or control over the business of the Partnership. Upon the occurrence of an event of bankruptcy or the dissolution of the General Partner, such General Partner shall be deemed to be removed automatically; otherwise, the General Partner may not be removed by the Limited Partners with or without cause.

         The Board of Directors has exclusive control over the Company's business and affairs subject to the restrictions in the Charter and Bylaws. The Board of Directors is classified into three classes of directors, with each class serving staggered three-year terms At each annual meeting of the shareholders, the successors of the class of directors whose terms expire at that meeting will be elected. The policies adopted by the Board of Directors may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of directors, shareholders have no control over the ordinary business policies of the Company. The Board of Directors cannot take action to disqualify the Company as a REIT or revoke the Company's election to qualify as a REIT, however, without the approval of the holders of two-thirds of the outstanding shares of Common Stock. See "Description of Capital Stock -- Charter and Bylaw Provisions."

         Fiduciary Duties. Under Tennessee law, the General Partner of the Partnership is accountable to the Partnership as a fiduciary and, consequently, is required to exercise good faith in all of its dealings with respect to partnership affairs. However, under the Partnership Agreement, the General Partner is under no obligation to take into account the tax consequences to any Limited Partner of any action taken by it, and the General Partner will have no liability to a Limited Partner as a result of any liabilities or damages incurred or suffered by or benefits not derived by a Limited Partner as a result of an action or inaction of the General Partner so long as the General Partner acted in good faith.

         Under Tennessee law, the Company's directors must perform their duties in good faith, in a manner that they believe to be in the best interests of the Company and with the care an ordinarily prudent person would exercise under similar circumstances. Directors of the Company who act in such a manner generally will not be liable to the Company for monetary damages arising from their activities.

         Management Limitation of Liability and Indemnification. The Partnership Agreement generally provides that the General Partner will incur no liability for monetary damages to the Partnership or any Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents provided the General Partner appointed such agents in good faith. The General Partner may consult with legal counsel, accountants, consultants, real estate brokers and such other persons and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters which the General Partner reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Partnership Agreement also provides for indemnification of the General Partner, the directors and officers of the General Partner, and such other persons as the General Partner may from time to time designate, against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Partnership in which such person may be involved, or is threatened to be involved, provided that the Partnership shall not indemnify any such person (i) for an act or omission of such person that was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) such person actually received an improper benefit in money, property or services or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

         The Company's Charter provides that, to the maximum extent that Tennessee law in effect from time to time permits limitation of liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for money damages. The Charter also provides that the Company shall, to the fullest extent permitted by Tennessee law, indemnify any director, officer, employee or agent against any expense incurred by such person if the disinterested directors, the shareholders or independent legal counsel determine that such person conducted himself in good faith and (a) reasonably believed, in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interest and in all other cases, that his conduct was at least not opposed to the Company's best interest and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Any indemnification by the Company pursuant to the provisions of the Charter described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. The Company currently purchases director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission such indemnification is contrary to public policy and, therefore, unenforceable.

         Anti-Takeover Provisions. Except in limited circumstances, the General Partner of the Partnership has exclusive management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. Under the Partnership Agreement, the General Partner may, in its sole discretion, prevent a Limited Partner from transferring his interest or any rights as a Limited Partner except in certain limited circumstances. The General Partner may exercise this right of approval to deter, delay or hamper attempts by persons to acquire a controlling interest in the Partnership. See "Description of Units."

         The Company's Charter and Bylaws contain a number of provisions that may have the effect of delaying or discouraging an unsolicited proposal for the acquisition of the Company or the removal of incumbent management. These provisions include, among others: (i) a staggered board of directors; (ii) authorized capital stock that may be issued as Preferred Stock in the discretion of the board of directors, with superior voting rights to the Common Stock; and
(iii) the Ownership Limitation Provision, designed to avoid concentration of share ownership in a manner that would jeopardize the Company's status as a REIT under the Code. See "Description of Capital Stock."

         Voting Rights. Under the Partnership Agreement, the Limited Partners have voting rights only as to the dissolution of the Partnership and certain amendments of the Partnership Agreement, as described more fully below. Otherwise, all decisions relating to the operation and management of the Partnership are made by the General Partner. See "Description of Units." The Trust currently holds approximately 95.1% of the outstanding Units. As Units held by Limited Partners are redeemed, the Trust's percentage ownership of the Units will increase. If additional Units are issued to third parties, the Trust's percentage ownership of the Units will decrease.

         Shareholders of the Company have the right to vote on, among other things, a merger or sale of substantially all of the assets of the Company, certain amendments to the Charter and dissolution of the Company. The Company is managed and controlled by a board of directors consisting of three classes having staggered, three-year terms of office. Each class is to be elected by the shareholders at annual meetings of the Company. All shares of Common Stock have one vote, and the Charter permits the Board of Directors to classify and issue Preferred Stock in one or more series having voting power which may differ from that of the Common Stock. See "Description of Capital Stock."

         Amendment of the Partnership Agreement or the Charter. The Partnership Agreement may be amended by the General Partner without the consent of the Limited Partners in any respect, except that certain amendments affecting the fundamental rights of a Limited Partner must be approved by consent of Limited Partners holding more than 50% of the Units held by the Limited Partners. Such consent is required for any amendment that would (i) affect the Redemption Rights, (ii) adversely affect the rights of Limited Partners to receive distributions payable to them under the Partnership Agreement, (iii) alter the Partnership's profit and loss allocations, or (iv) impose any obligation upon the Limited Partners to make additional capital contributions to the Partnership.

         Amendments to the Company's Charter must be approved by the Board of Directors and by the vote of a majority of the votes entitled to be cast at a meeting of shareholders; provided, however, that the Charter provision providing for the classification of the Board of Directors into three classes may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of holders of 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting separately as a class.

         Vote Required to Dissolve the Partnership or the Company. At any time prior to December 31, 2053 (upon which date the Partnership shall terminate), the General Partner may elect to dissolve the Partnership in its sole discretion. Such dissolution shall also occur upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Partnership), (ii) the passage of 90 days after the sale or other disposition of all or substantially all the assets of the Partnership or (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the General Partner, if any). The Limited Partners may, at any time within 90 days after any such occurrence, elect to reconstitute and continue the business of the Partnership by selecting a substitute general partner by unanimous consent.

         Under Tennessee law, the Board of Directors must obtain approval of holders of a majority of the outstanding Common Stock entitled to vote upon such proposal in order to dissolve the Company.

         Vote Required to Sell Assets or Merge. Under the Partnership Agreement, the sale, exchange, transfer or other disposition of all or substantially all of the Partnership's assets or merger or consolidation of the Partnership requires only the consent of the General Partner. Under Tennessee law, the sale of all or substantially all of the assets of the Company or any merger or consolidation of the Company requires the approval of the Board of Directors and holders of a majority of the outstanding shares of Common Stock. No approval of the shareholders is required for the sale of less than all or substantially all of the Company's assets.

         Compensation, Fees and Distributions. The Trust does not receive any compensation for its services as General Partner of the Partnership. As a partner in the Partnership, however, the General Partner has the same right to allocations and distributions as other partners of the Partnership. In addition, the Partnership will reimburse the General Partner for all expenses incurred relating to the ongoing operation of the Partnership and any offering of partnership interests in the Partnership or capital stock of the Company.

         The directors and officers of the Company receive compensation for their services.

         Liability of Investors. Under the Partnership Agreement and applicable state law, the liability of the Limited Partners for the Partnership's debts and obligations is generally limited to the amount of their investment in the Partnership and are not liable for any debts, liabilities, contracts or obligations of the Partnership.

         Under Tennessee law, the Company's shareholders are not personally liable for the debts or obligations of the Company.

         Nature of Investments. The Units constitute equity interests entitling each Limited Partner to his pro rata share of cash distributions made to the Limited Partners of the Partnership. The Partnership generally intends to retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business.

         The shares of Common Stock constitute equity interests in the Company. The Company is entitled to receive its pro rata shares of distributions made by the Partnership with respect to the Units, and each shareholder will be entitled to his pro rata share of any dividends or distributions paid with respect to the Common Stock. The dividends payable to the shareholders are not fixed in amount and are only paid if, when and as declared by the Board of Directors. In order to qualify as a REIT, the Company must distribute at least 95% of its taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate income tax.

         Potential Dilution of Rights. The General Partner of the Partnership is authorized, in its sole discretion and without the consent of the Limited Partners, to cause the Partnership to issue additional limited partnership interests and other equity securities for any partnership purpose at any time to the Limited Partners or to other persons on terms and conditions established by the General Partner.

         The Board of Directors of the Company may issue, in its discretion, additional shares of Common Stock and may have the authority to issue from the authorized capital stock a variety of other equity securities of the Company with such powers, preferences and rights as the Board of Directors may designate at the time. The issuance of additional shares of either Common Stock or other similar equity securities may result in the dilution of the interests of the shareholders.

         Liquidity. Subject to certain exceptions, a Limited Partner may not transfer all or any portion of his Units without (i) obtaining the prior written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner, and (ii) meeting certain other requirements set forth in the Partnership Agreement. Notwithstanding the foregoing, subject to certain restrictions, a Limited Partner may transfer his Units to (i) a member of a Limited Partner's Immediate Family or a trust for the benefit of a member of a Partner's Immediate Family in a donative transfer that does not involve the receipt of any consideration or (ii) an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(b) of the Code, provided that, in either case, such transferee is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Limited Partners should expect to hold their Units until they redeem them for cash or shares of Common Stock, or until the Partnership terminates. The right of a transferee in a donative transfer to become a substituted Limited Partner also is subject to the consent of the General Partner, which consent may be withheld in its sole and absolute discretion. If the General Partner does not consent to the admission of a transferee in a donative transfer, the transferee will succeed to all economic rights and benefits attributable to such Units (including the right of redemption) but will not become a Limited Partner or possess any other rights of Limited Partners (including the right to vote on or consent to actions of the Partnership). The General Partner may require, as a condition of any transfer, that the transferring Limited Partner assume all costs incurred by the Partnership in connection with such transfer.

         The Redemption Shares, except Secondary Shares not sold under a Registration Statement under the Securities Act, will be freely transferable as registered securities under the Securities Act. The Common Stock is listed on the NYSE under the symbol "ENN." The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, the Company's financial results and prospects, the general interest in the Company's and other real estate investments, and the Company's dividend yield compared to that of other debt and equity securities.

         Federal Income Taxation. The Partnership is not subject to federal income taxes. Instead, each holder of Units includes its allocable share of the Partnership's taxable income or loss in determining its individual federal income tax liability. Income and loss from the Partnership generally is subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from the Partnership that is considered "passive" income or loss generally can be offset against income and loss (including passive loss carry-forwards from prior years) from other investments that constitute "passive activities" (unless the Partnership is considered a "publicly traded partnership," in which case income and loss from the Partnership can only be offset against other income and loss from the Partnership). Income of the Partnership, however, that is attributable to dividends or interest does not qualify as passive income and cannot be offset with losses and deductions from a "passive activity." Cash distributions from the Partnership are not taxable to a holder of Units except to the extent they exceed such holder's basis in its interest in the Partnership (which will include such holder's allocable share of the Partnership's debt). Each year, holders of

Units will receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their federal income tax returns. Holders of Units are required in some cases, to file state income tax returns and/or pay state income taxes in the states in which the Partnership owns property, even if they are not residents of those states, and in some such states (including Tennessee) the Partnership is required to remit a withholding tax with respect to such nonresidents.

         The Company elected to be taxed as a REIT effective for its taxable year ended December 31, 1994. So long as it qualifies as a REIT, the Company will be permitted to deduct distributions paid to its shareholders, which effectively will reduce (or eliminate) the "double taxation" that typically results when a corporation earns income and distributes that income to its shareholders in the form of dividends. A REIT, however, is subject to federal income tax on income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances. The maximum federal income tax rate for corporations currently is 35% and for individuals is 39.6%. Dividends paid by the Company will be treated as "portfolio" income and cannot be offset with losses from "passive activities." Distributions made by the Company to its taxable domestic shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gain, subject to certain limitations. Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of basis to the extent of a shareholder's adjusted basis in its Common Stock, with the excess taxed as capital gain. Each year, shareholders of the Company (other than certain types of institutional investors) will receive IRS Form 1099, which is used by corporations to report dividends paid to their shareholders. Shareholders who are individuals generally should not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to the Company's operations and distributions. The Company may be required to pay state income taxes in certain states.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of material federal income tax considerations that may be relevant to a prospective holder of Common Stock is based on current law, is for general information only, and is not tax advice. The discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, and, except as described below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

         The statements in this discussion are based on current provisions of the Code, existing, temporary, and currently proposed Treasury regulations promulgated under the Code ("Treasury Regulations"), the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

         The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended on December 31, 1994. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to remain qualified as a REIT.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its net capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition. See "--Proposed Tax Legislation."

REQUIREMENTS FOR QUALIFICATION

         The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more directors or trustees; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding share of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company believes it has issued sufficient shares of Common Stock with sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). See "--Proposed Tax Legislation." In addition, the Company's Charter provides for restrictions regarding ownership and transfer of the shares of Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in
(v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock -- Charter and Bylaw Provisions -- Restrictions on Transfer."

         For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes is considered an individual, although a trust that is a qualified trust under the Code section 401(a) is not considered an individual and the beneficiaries of such trust are treated as holding stock of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

         The Company currently has two subsidiaries and may have additional subsidiaries in the future. One subsidiary is the Trust and the other subsidiary is Equity Inn Services, Inc., both of which have been wholly owned by the Company since the commencement of their existence. Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Partnership will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

         Income Tests. In order for the Company to maintain its qualification as a REIT, there are two requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of share or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

         Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the Company may furnish or render a de minimis amount of "noncustomary services" to the tenants of a hotel other than through an independent contractor as long as the amount that the Company receives that is attributable to such services does not exceed 1% of its total receipts from the hotel. For that purpose, the amount attributable to the Company's noncustomary services will be at least equal to 150% of the Company's cost of providing the services.

         Pursuant to the Percentage Leases, the Interstate Lessee and the Prime Lessee (collectively, the "Lessee") will lease from the Partnership the land, buildings, improvements, furnishings and equipment comprising the Current Hotels for a 10-year period. The Percentage Leases provide that the Lessee is obligated to pay to the Partnership (i) the greater of the Base Rent or the Percentage Rent (collectively, the "Rents") and (ii) certain other Additional Charges. The Percentage Rent is calculated by multiplying fixed percentages by the room revenues for each of the Existing Properties in excess of certain levels. Both the Base Rent and the threshold room revenue amount in each Percentage Rent formal are adjusted for inflation. The adjustment is calculated at the beginning of each calendar year based on the change in the Consumer Price Index ("CPI") during the prior calendar year. The Base Rent accrues and is required to be paid monthly and the Percentage Rent (if any) accrues and is required to be paid quarterly.

         In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

         In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

         The Company believes that the Percentage Leases will be treated as true leases for federal income tax purposes. However, investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

         In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising a Current Hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a Current Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the Current Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Current Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to each Current Hotel that the Partnership has acquired in exchange for Units, the initial adjusted bases of the personal property in such hotel was less than 15% of the initial adjusted bases of both the real and personal property comprising such hotel. In addition, the Company believes that the value of the personal property at each Current Hotel acquired for cash was less than 15% of the purchase price of such hotel. Further, in no event will the Partnership acquire additional personal property for a hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that hotel to exceed 15%. There can be no assurance, however, that the Service would not assert that the personal property acquired by the Partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the 15% Adjusted Basis Ratio as to one or more of the Current Hotels, which in turn potentially could cause it to fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

         Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is (i) based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conforms with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person.

         A third requirement for qualification of the Rents as "rents from real property" is that the Company must not own, directly or constructively, 10% or more of the Lessee. The constructive ownership rules generally provide that, if 10% or more in value of the share of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the share owned, directly or indirectly, by or for such person. The Company does not own, directly or constructively, any ownership interests in the Lessee. In addition, the Charter provides that no person may acquire Common Stock if such person's acquisition of Common Stock would cause the Company to constructively own 10% or more of the ownership interests in any lessee. Thus, the Company should never own, actually or constructively, 10% of more of the Lessee.

         A fourth requirement for qualification of the Rents as "rents from real property" is that, within the 1% de minimis exception described above, the Company cannot furnish or render non-customary services to the tenants of the Current Hotels, or manage or operate the Current Hotels, other than through an independent contractor who is adequately compensated and from whom the Company itself does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Partnership is not performing any services other than customary ones for the Lessee. As described above, however, if the Percentage Leases are recharacterized as service contracts or partnership agreements, the Rents likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Current Hotels and to manage or operate such hotels other than through an independent contractor who is adequately compensated and from whom the Company derives or receives no income.

         If the Rents do not qualify as "rents from real property" because the rents attributable to personal property exceed 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income tests. Thus, if the Rents attributable to personal property, plus any other non-qualifying income, during a taxable year exceed 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) the Company owns, directly or constructively, 10% or more of the Lessee, or (iii) the Company furnishes non-customary services to the tenants of the Current Hotels, or manages or operates the Current Hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income tests.

         In addition to the Rents, the Lessee is required to pay to the Partnership the Additional Charges. To the extent that the Additional Charges represent either (i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

         The term "interest," as defined for purposes of the 75% gross income test, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

         The net income derived from any prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Current Hotels is purchased by the Lessee or its designee as required by the terms of the Percentage Leases. Accordingly, the Company and the Partnership believe that no asset owned by the Company or the Partnership is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company and the Partnership will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company or the Partnership can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         The Company is subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that is qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will be qualifying income for purposes of the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT at the close of the third taxable year following the taxable year in which such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury), The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or (iii) that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income). As a result of the rules with respect to foreclosure property, if the Lessee defaults on its obligations under a Percentage Lease for a Hotel, the Company terminates the Lessee's leasehold interest, and the Company is unable to find a replacement Lessee for such Hotel within 90 days of such foreclosure, gross income from hotel operations conducted by the Company from such Hotel would cease to qualify for the 75% and 95% gross income tests. In such event, the Company likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

         It is possible that, from time to time, the Company or the Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Partnership enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risks with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test. To the extent that the Company or the Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions will be generally available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations -- Taxation of the Company," even if those relief provisions apply, a tax would be imposed with respect to the net income attributable to the excess of 75% or 95% of the Company's gross income over its qualifying income in the relevant category, whichever is greater.

         Asset Tests. The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through share or long-term (at least five-year) debt offerings, temporary investments in shares or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the Partnership or the stock of the Trust or other qualified REIT subsidiary. See "--Proposed Tax Legislation."

         If the Company should fail inadvertently to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the standards imposed by the asset tests arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

         Distribution Requirements. The Company, in order to qualify for the tax benefits accorded to REITs under the Code, is required to distribute dividends (other than capital gain dividends and retained capital gains) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. Any such retained amounts would be treated as having been distributed by the Company for purposes of the 4% excise tax. The Company intends to make timely distributions sufficient to satisfy all annual distribution requirements.

         It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under the Percentage Leases, the Lessee may defer payment of the excess of the Percentage Rent over the Base Rent for a period of up to 90 days after the end of the calendar year in which such payment was due. In that case, the Partnership still would be required to recognize as income the excess of the Percentage Rent over the Base Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash available for distribution than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional common or preferred stock.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

         Recordkeeping Requirements. Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with such requirements.

PARTNERSHIP ANTI-ABUSE RULE

         The U.S. Department of the Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions"), that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or availed of in connection with a transaction (or series of related transactions), a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring an entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

         The Anti-Abuse Rule contains a example in which a corporation that elects to be treated as a REIT is formed to be a general partner in a partnership. The REIT contributes substantially all of the proceeds from a public offering to the partnership. The limited partners of the partnership contribute all of their real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in the real property contributed. In addition, the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, because the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Partnership for federal tax purposes or treating one or more of its partners as non-partners. It is conceivable that the application of the Anti-Abuse Rule could result in the loss of REIT status by the Company.

FAILURE TO QUALIFY

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

         Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Shares have been held for one year or less) assuming the Common Shares are a capital asset in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

         Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of Common Shares generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

         In general, any gain or loss realized upon a taxable disposition of the Common Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

         A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 28% for sales and exchanges of assets held for more than one year but not more than 18 months, and 20% for sales and exchanges of assets held for more than 18 months. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) held for more than 18 months is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether such a distribution is taxable to its noncorporate stockholders at a 20%, 25%, or 28% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual deduction of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Company will report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company. The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. Those regulations alter the current system of backup withholding compliance and will be effective for distributions made after December 31, 1998. See "-- Taxation of Non-U.S.
Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on the intention of the Company to invest its assets in a manner that will avoid the recognition of UBTI by the Company, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code
Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, a pension trust that owns more than 10% of the Company's stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage") in certain circumstances. The UBTI Percentage is the gross income derived from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's shares only if (i) the UBTI Percentage is at least 5%,






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

(ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively own more than 50% of the value of the Company's stock.

TAXATION OF NON-U.S. SHAREHOLDERS

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued final regulations that modify the manner in which the Company complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1998. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

         The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required by currently applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. However, because the Common Stock is publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. However, a Non-U.S. Shareholder that owned, actually or constructively, 5% or less of the shares of Common Stock at all times during a specified testing period will not be subject to tax under FIRPTA if the shares of Common Stock are "regularly traded" on an established securities market. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals), and the possible application of the 30% branch profits tax in the case of foreign corporations.

OTHER TAX CONSEQUENCES

         The Company, the Partnership, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

PROPOSED TAX LEGISLATION

         On February 2, 1998, President Clinton released his budget proposal for fiscal year 1999 (the "Proposal"). Two provisions contained in the Proposal could affect the Company if enacted in final form. First, the Proposal would prohibit a REIT from owning, directly or indirectly, more than 10% of the voting power or value of all classes of a C corporation's stock (other than the stock of a qualified REIT subsidiary). Currently, a REIT may own no more than 10% of the voting stock of a C corporation, but its ownership of the nonvoting stock of a C corporation is not limited (other than by the rule that the value of a REIT's combined equity and debt interests in a C corporation may not exceed 5% of the value of a REIT's total assets). That provision is proposed to be effective with respect to stock in a C corporation acquired by a REIT on or after the date of "first committee action" (i.e., first action by the House Ways and Means Committee with respect to the provision). If enacted as presently written, that provision would severely limit the use by a REIT of taxable subsidiaries to conduct businesses the income from which would be nonqualifying income if received by the REIT.

         Second, the Proposal would require recognition of any built-in gain associated with the assets of a "large" C corporation (i.e., a C corporation whose stock has a fair market value of more than $5 million) upon its conversion to REIT status or merger into a REIT. That provision is proposed to be effective for conversions to REIT status effective for taxable years beginning after January 1, 1999 and mergers of C corporations into REITs that occur after December 31, 1998. This provision would require immediate recognition of gain if, at any time after December 31, 1998, a "large" C corporation merges into the Company.

TAX ASPECTS OF THE PARTNERSHIP

         The following discussion summarizes certain federal income tax considerations applicable to the Company's investment in the Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

         The Company will be entitled to include in its income its distributive share of the Partnership's income and to deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership.

         In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as the Partnership and the Subsidiary Partnerships (each, a "Hotel Partnership"), will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (iii) neither the entity nor any of its members was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. Each Hotel Partnership in existence on January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. In addition, no Hotel Partnership was notified by a taxing authority on or before May 8, 1996 that its classification was under examination. The Hotel Partnerships intend to continue to be classified as partnerships and the Company has represented that no Hotel Partnership will elect to be treated as an association taxable as a corporation for federal income tax purposes under the Check-the-Box Regulations.

         A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "--Requirements for Qualification--Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Hotel Partnership qualifies for the Private Placement Exclusion. If a Hotel Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Hotel Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

         The Partnership has not requested, and does not intend to request, a ruling from the Service that it is classified as a partnership for federal income tax purposes. Thus, no assurance can be given that the Service will not challenge the status of the Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Partnership would be treated as a corporation for federal income tax purposes, as described below.

         If for any reason the Partnership was taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

  Income Taxation of the Partnership and its Partners

         Partners, Not the Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company is required to take into account its allocable share of the Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from the Partnership.

         Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Partnership's allocations of taxable income and loss comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties. Pursuant to
Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by Section 704(c) of the Code and outlining three reasonable allocation methods.

         Under the Partnership Agreement, depreciation or amortization deductions of the Partnership generally are allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under Code Section 704(c) to use a method for allocating tax depreciation deductions attributable to the Current Hotels that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on sale of a Current Hotel contributed by a Limited Partner or Limited Partners will be specially allocated to such Limited Partners to the extent of any "built-in" gain with respect to such Hotel for federal income tax purposes. The application of Section 704(c) to the Partnership is not entirely clear, however, and may be affected by Treasury Regulations promulgated in the future.

         Basis in Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Partnership by the Company, (ii) increased by (A) its allocable share of the Partnership's income and (B) its allocable share of indebtedness of the Partnership, and (iii) reduced, but not below zero, by (I) the Company's allocable share of the Partnership's loss and (II) the amount of cash distributed to the Company, and by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Partnership.

         If the allocation of the Company's distributive share of the Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the

Company's adjusted tax basis below zero, such distributions (including such constructive distributions) constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

         Depreciation Deductions Available to the Partnership. To the extent the Partnership has acquired properties for cash, the Partnership's initial basis in such Properties for federal income tax purposes generally was equal to the purchase price paid by the Partnership. The Partnership generally depreciates such depreciable property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Partnership generally uses MACRS for furnishings and equipment. Under MACRS, the Partnership generally depreciates such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Partnership generally uses ADS for buildings and improvements. Under ADS, the Partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. However, to the extent that the Partnership has acquired the properties in exchange for Units, the Partnership's initial basis in each Current Hotel for federal income tax purposes should be the same as the transferor's basis in that Current Hotel on the date of acquisition. Although the law is not entirely clear, the Partnership generally depreciates such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Partnership's tax depreciation deductions are allocated among the partners in accordance with their respective interests in the Partnership (except to the extent that the Partnership is required under Code Section 704(c) to use a method for allocating depreciation deductions attributable to the Existing Properties or other contributed properties that results in the Company receiving a disproportionately large share of such deductions).

SALE OF THE PARTNERSHIP'S PROPERTY

         Generally, any gain realized by the Partnership on the sale of property by the Partnership held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Partnership on the disposition of the Current Hotels will be allocated first to the Limited Partners who contributed those hotels under Section 704(c) of the Code to the extent of their "built-in gain" on those hotels for federal income tax purposes. The Limited Partners' "built-in gain" on the Current Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of those hotels over the Limited Partners' tax basis allocable to those hotels at the time of the sale. Any remaining gain recognized by the Partnership on the disposition of the hotels will be allocated among the partners in accordance with their respective percentage interests in the Partnership. The Board of Directors has adopted a policy that any decision to sell a hotel will be made by a majority of the Independent Directors. See "Risk Factors -- Conflicts of Interest -- Conflicts Relating to Sales of McNeill Initial Hotels."

         The Company's share of any gain realized by the Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests." Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests" above. The Company, however, does not presently intend to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Partnership's trade or business.

                              PLAN OF DISTRIBUTION

         This Prospectus relates to (i) the possible issuance by the Company of the Redemption Shares if, and to the extent that, holders of Units tender such Units for redemption and the Company elects to redeem the Units for shares of Common Stock, and (ii) the offer and sale from time to time of any Secondary Shares by persons who may be affiliates of the Company. The Company is registering the Redemption Shares and the Secondary Shares for sale to provide the holders thereof with freely tradeable securities, but registration of such shares does not necessarily mean that any of such shares will be issued by the Company or offered or sold by the holders thereof.

         The Company will not receive any proceeds from the offering by the Selling Shareholders or from the issuance of the Redemption Shares, although the Company, through the Trust, will acquire Units from such Limited Partners in exchange for Redemption Shares. The Secondary Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Secondary Shares through dealers or agents, who may receive compensation in the form of commissions from the Selling Shareholders and/or the purchasers of Secondary Shares for whom they may act as agent. The Selling Shareholders and any dealers or agents that participate in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of Secondary Shares by them and any commissions received by any such dealers or agents may be deemed to be underwriting commissions under the Securities Act.

         At a time a particular offer of Secondary Shares is made, a Prospectus Supplement, if required, will be distributed which will set forth the names of any broker-dealers or agents and any commissions and other terms constituting compensation from the Selling Shareholders and any other required information. The Secondary Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

         In order to comply with the securities laws of certain states, if applicable, the Secondary Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Secondary Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

         The Company may from time to time issue up to 547,756 Redemption Shares upon redemption of Units tendered for redemption. The Company, through the Trust, will acquire the exchanging partner's Unit in exchange for each Redemption Share that the Company issues in connection with these acquisitions. Consequently, with each such redemption, the Company's interest, through the Trust, in the Partnership will increase.

         All expenses incident to the offering and sale of the Redemption Shares and Secondary Shares, if any, other than commissions, discounts and fees of underwriters, broker-dealers or agents, shall be paid by the Company.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1996 and 1995 for the years ended December 31, 1996 and 1995 and for the period March 1, 1994 (inception of operations) through December 31, 1994, are incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K The above said financial statements have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of each of Growth Hotel Investors and Growth Hotel Investors II as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 are incorporated into this Prospectus by reference to the Company's Current Report on Form 8-K dated June 24, 1997. The above said financial statements have been so incorporated in reliance upon the reports of Imowitz, Koenig & Co., LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered pursuant to this Prospectus will be passed upon for the Company by Hunton & Williams.

--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                              ---------------------

                                TABLE OF CONTENTS

                              ---------------------


                                                          Page
                                                          ----
Available Information........................................1
Incorporation of Certain Documents by Reference..............1
Prospectus Summary...........................................2
Risk Factors.................................................4
The Company.................................................14
Description of Capital Stock................................16
Description of Units........................................22
Shares Available for Future Sale............................28
Selling Shareholders........................................29
Redemption of Units.........................................30
Federal Income Tax Considerations...........................38
Plan of Distribution........................................53
Experts  ...................................................53
Legal Matters...............................................54



                                ----------------


--------------------------------------------------------------------------------



                                EQUITY INNS, INC.



                                 547,756 SHARES




                                  COMMON STOCK











                                   ----------

                                   PROSPECTUS

                                   ----------







                                ___________, 1998


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the offering are as follows:

         Securities and Exchange Commission registration fee............................           $   2,634
         Accounting fees and expenses...................................................               5,000
         Legal fees and expenses........................................................              10,000
         Printing.......................................................................               2,000
         Miscellaneous..................................................................               2,000
                                                                                                   ---------
         TOTAL..........................................................................           $  19,134
                                                                                                   =========


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Charter of the Company, generally, limits the liability of the Company's directors and officers to the Company or its shareholders for money damages to the fullest extent permitted from time to time by the laws of Tennessee. The Charter also provides, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expense actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

         The Company currently purchases director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 16.          EXHIBITS.

3.1(a)   - Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11
           (Registration No. 33-73304))

3.1(b)   - Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Current
           Report on Form 8-K (Registration No. 0-23290) filed with the Securities and Exchange Commission on April 27, 1995)

3.1(c)   - Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company Current
           Report on Form 8-K (Registration No. 0-23290) filed with the Securities and Exchange Commission on May 31, 1996)

3.1(d)   - Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Current
           Report on Form 8-K dated October 15, 1997 (Registration No. 0-23290) filed with the Securities and Exchange Commission on
           October 23, 1997)

3.2      - By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11
           (Registration No. 33-73304))


4.1      - Form of Share Certificate for the Company's Common Stock, $.01 par
           value (incorporated by reference to Exhibit 4.1 to the Company's
           Registration Statement on Form S-11 (Registration No. 33-73304))

5.1*     - Opinion of Hunton & Williams

23.1*    - Consent of Coopers & Lybrand, L.L.P.

23.2*    - Consent of Imowitz, Koenig & Co. LLP

23.3*    - Consent of Hunton & Williams (included in Exhibit 5.1)

24.1*    - Power of Attorney (located on the signature page of this Registration Statement)

--------------
* Filed herewith

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned registrant hereby undertakes that:

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 10th day of March, 1998.

                                            EQUITY INNS, INC.
                                            a Tennessee corporation
                                            (Registrant)


                                            By: PHILLIP H. MCNEILL, SR.
                                            ------------------------------------
                                            Phillip H. McNeill, Sr.
                                            Chairman of the Board and
                                            Chief Executive Officer
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Phillip H. McNeill, Sr. and Howard A. Silver, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 10th day of March, 1998 by the following persons in the capacities indicated.


         Signature                                      Title
         ---------                                      -----

   PHILLIP H. MCNEILL, SR.                  Chairman of the Board and Chief
-------------------------------               Executive Officer
   Phillip H. McNeill, Sr.                    (Principal Executive Officer)


    JAMES A. THOMAS, III                    Director
-------------------------------
    James A. Thomas, III


   WILLIAM W. DEUPREE, JR.                  Director
-------------------------------
   William W. Deupree, Jr.


     JOSEPH W. MCLEARY                      Director
-------------------------------
     Joseph W. McLeary

     HOWARD A. SILVER                       Executive Vice President, Secretary,
-------------------------------               Treasurer and Chief Financial
     Howard A. Silver                         Officer (Principal Accounting
                                              Officer and Principal Financial
                                              Officer)

                                 EXHIBIT INDEX

3.1(a)   - Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-73304))

3.1(b)   - Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K
           (Registration No. 0-23290) filed with the Securities and Exchange Commission on April 27, 1995)

3.1(c)   - Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company Current Report on Form 8-K (Registration
           No. 0-23290) filed with the Securities and Exchange Commission on May 31, 1996)

3.1(d)   - Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated
           October 15, 1997 (Registration No. 0-23290) filed with the Securities and
           Exchange Commission on October 23, 1997)

3.2      - By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-73304))

4.1      - Form of Share Certificate for the Company's Common Stock, $.01 par value
           (incorporated by reference to Exhibit 4.1 to the Company's Registration
           Statement on Form S-11 (Registration No. 33-73304))

5.1*     - Opinion of Hunton & Williams

23.1*    - Consent of Coopers & Lybrand, L.L.P.

23.2*    - Consent of Imowitz, Koenig & Co., LLP

23.3*    - Consent of Hunton & Williams (included in Exhibit 5.1)

24.1*    - Power of Attorney (located on the signature page of this Registration Statement)

--------------
* Filed herewith